As filed with the Securities and Exchange Commission on October 21, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GFI Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6200 (Primary Standard Industrial Classification Number)	80-0006224 (I.R.S. Employer Identification No.)

55 Water St.
New York, NY 10041
(212) 968-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott Pintoff
General Counsel and Corporate Secretary
GFI Group Inc.
55 Water St.
New York, NY 10041
(212) 968-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cristopher Greer, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York,
New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable following the effective date of this Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

  CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

8.375% Senior Notes due 2018	$250,000,000	100%	$250,000,000	$28,650

Total	$250,000,000	100%	$250,000,000	$28,650

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 21, 2011
PRELIMINARY PROSPECTUS

GFI Group Inc.

OFFER TO EXCHANGE

Up to $250,000,000 aggregate principal amount at maturity of its 8.375% Senior Notes due 2018 registered under the Securities Act of 1933 for any and all if its outstanding 8.375%
Senior Notes due 2018

  •
  We are offering to exchange new registered 8.375% senior notes due 2018, which we refer to herein as the "exchange notes," for any or all of our outstanding unregistered 8.375% senior notes due 2018, which we refer to herein as the "original notes." On July 19, 2011, we completed an offering of $250.0 million aggregate principal amount at maturity of the original notes. We refer herein to the exchange notes and the original notes, collectively, as the "notes."

  •
  The terms of the exchange notes to be issued are substantially identical to the terms of the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

  •
  We will exchange all original notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of exchange notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                    , unless extended.

  •
  The exchange offer is subject to customary conditions that we may waive.

  •
  Tenders of outstanding original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  •
  The exchange of original notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes.

  •
  If you fail to tender your original notes and we consummate the exchange offer, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

  •
  There is no established trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or market quotation system.

  •
  We will not receive any proceeds from the exchange offer.

        See "Risk Factors" beginning on page 11 for a discussion of matters you should consider before you participate in the exchange offer.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    .

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may read and download our filings over the Internet from several commercial document retrieval services, as well as at the SEC's website at www.sec.gov. Additionally, we will provide this information to you at no charge upon written or oral request directed to Legal Department, GFI Group Inc., 55 Water St., New York, New York 10041 (telephone number (212) 968-4100). In order to ensure timely delivery of this information, any request should be made by five business days prior to the expiration date of the exchange offer.

        The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implications that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, during the period required by the Securities Act, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

i

 NOTICE TO INVESTORS

        This prospectus contains summaries of the terms of certain agreements that we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements and all summaries of such agreements contained in this prospectus are qualified in their entirety by this reference. To the extent that any such agreement is attached as an exhibit to this registration statement, we will make a copy of such agreement available to you upon request.

        The notes will be available in book-entry form only. The notes exchanged pursuant to this prospectus will be issued in the form of one or more global certificates, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be shown on, and transfer of the global certificates will be effected only through, records maintained by DTC and its participants. After the initial issuance of the global certificates, notes in certificated form will be issued in exchange for global certificates only in the limited circumstances set forth in the indenture governing the notes, or the indenture. See "Book-Entry, Delivery and Form."

        Except as otherwise indicated or as the context otherwise requires, all references in this prospectus to, the terms "Company," "we," "us," "our," or "GFI Group" mean GFI Group Inc. and its consolidated subsidiaries

 Market and Industry Data

        We obtained the industry, market and competitive position data included and incorporated by reference in this prospectus from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, research surveys and studies generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Accordingly, investors should not place undue weight on the industry and market share data presented in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

        This prospectus and our filings with the SEC that are incorporated by reference in this prospectus may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "intend," "project," "will be," "will likely continue," "will likely result," or words or phrases of similar meaning. These forward looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

  •
  our ability to attract and retain key personnel, including highly qualified brokerage personnel;

  •
  our entrance into new brokerage markets, including investments in establishing new brokerage desks;

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  competition from current and new competitors;

  •
  risks associated with our matched principal and principal trading businesses, including risks arising from specific brokerage transactions, or series of brokerage transactions, such as credit risk, market risk or the risk of fraud or unauthorized trading;

  •
  the extensive regulation of the Company's business, changes in laws and regulations governing our business and operations or permissible activities and our ability to comply with such laws and regulations;

  •
  our ability to obtain and maintain regulatory approval to conduct our business in light of certain proposed changes in laws and regulations in the United States and Europe and increased operational costs related to compliance with such changes in laws and regulations;

  •
  our ability to keep up with rapid technological change and to continue to develop and support our electronic brokerage systems in a cost-effective manner;

  •
  economic, political and market factors affecting trading volumes, securities prices, or demand for our brokerage services, including recent conditions in the world economy and financial markets in which we provide our services;

  •
  financial difficulties experienced by our customers or key participants in the markets in which we focus our brokerage services;

  •
  our ability to assess and integrate acquisitions of businesses or technologies;

  •
  the maturing of key markets and any resulting contraction in commissions;

  •
  risks associated with the expansion and growth of our operations generally or of specific products or services, including, in particular, our ability to manage our international operations;

  •
  uncertainties associated with currency fluctuations;

  •
  our failure to protect or enforce our intellectual property rights;

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  uncertainties relating to litigation;

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  liquidity and clearing capital requirements and the impact of the conditions in the world economy and the financial markets in which we provide our services on the availability and terms of additional or future capital;

  •
  our ability to identify and remediate any material weakness in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner;

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  the effectiveness of our risk management policies and procedures and the impact of unexpected market moves and similar events;

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  future results of operations and financial condition; and

  •
  the success of our business strategies.

        The foregoing risks and uncertainties, as well as those risks discussed under headings "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 7A—Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 16, 2011 (our "10-K") and "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 3—Quantitative and Qualitative Disclosures About Market Risk" in our Quarterly Report on Form 10-Q for the period ended June 30, 2011, as filed with the SEC on August 9, 2011 (our "10-Q"), incorporated by reference into this prospectus, may cause actual results to differ materially from such forward looking statements. You should refer to the "Risk Factors" section for specific risks that would cause actual results to be significantly different from those expressed or implied by these forward looking statements. The information included herein and incorporated by reference herein is given as of the date of this prospectus, unless the information specifically indicates that another date applies, and future events or circumstances could differ significantly from these forward looking statements. We do not undertake to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward looking statements.

PROSPECTUS SUMMARY

        This summary highlights selected information about us and this exchange offering that is contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the exchange notes. You should read the entire prospectus carefully, especially the section describing the risks of investing in our notes captioned "Risk factors" consolidated financial statements and accompanying footnotes thereto and the unaudited pro forma condensed combined financial information included elsewhere herein or incorporated herein by reference before making any investment decision.

Our Company

        We are a leading provider of wholesale brokerage services, clearing services and electronic execution and trading support products for global financial markets. We founded our business in 1987 and were incorporated under the laws of the State of Delaware in 2001 to be a holding company for our subsidiaries. We provide brokerage and trade execution services, clearing services, market data and trading platform and other software products to institutional customers in markets for a range of fixed income, financial, equity and commodity instruments. We provide execution services for our institutional wholesale customers by either matching their trading needs with counterparties having reciprocal interests or directing their orders to an exchange or other trading venue. We have focused historically on more complex, and often less commoditized, markets for sophisticated financial instruments, primarily over-the-counter ("OTC") derivatives, that offer an opportunity for higher commissions per transaction than the markets for more standardized financial instruments. In recent years, we have developed other businesses that complement our brokerage of OTC derivatives, such as cash equity and cash bond brokerage services, clearing services, market data and analytics and trading software businesses. We have been recognized by various industry publications as a leading provider of institutional brokerage and other services for a broad range of products in the fixed income, financial, equity and commodity markets on which we focus.

        We offer our customers a hybrid brokerage approach, combining a range of telephonic and electronic trade execution services, depending on the nature of the products and the needs of the individual markets. We complement our hybrid brokerage capabilities with decision support services, such as value added data and analytics products, real-time auctions and post-transaction services, such as straight through processing ("STP"), clearing links and trade and portfolio management services.

        During 2010, the financial markets experienced the beginning of a major global regulatory overhaul, as regulators and legislators in the United States and abroad have proposed and, in some instances, already adopted a slate of regulatory changes that call for, among other things, central clearing of certain derivatives, transparency and reporting of derivatives transactions, mandatory trading of certain derivatives transactions on regulated exchanges or swap execution facilities and the required or increased use of electronic trading system technologies. In the United States, The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was signed into law in July 2010. The Dodd-Frank Act created a new form of regulated entity known as a Swap Execution Facility (referred to herein as a SEF) and mandated that all cleared swaps trade on either an exchange or SEF. We intend to apply to become a SEF, and this process, including the regulatory implications and risks associated with it, are discussed throughout this prospectus, including under the heading "Risk Factors."

        At June 30, 2011, we employed 1,228 brokerage personnel (consisting of 999 brokers and traders and 229 trainees and clerks) serving over 2,600 brokerage, software, analytics and market data customers, including leading commercial and investment banks, corporations, insurance companies, asset managers and hedge funds, through our principal offices in New York, London, Paris, Hong

Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Los Angeles, Englewood (NJ) and Sugar Land (TX).

        Based on the nature of our operations in each geographic region, our products and services, customers and regulatory environment, we have four operating segments: Americas Brokerage; Europe, the Middle East and Africa ("EMEA") Brokerage; Asia Brokerage; and Clearing and Backed Trading. Our brokerage operations provide brokerage services in four broad product categories: fixed income, financial, equity and commodity. Our Clearing and Backed Trading segment encompasses our clearing, risk management, settlement and other back-office services, as well as capital to start-up trading groups, small hedge funds, market makers and individual traders. We also have an All Other segment, which captures revenues and costs that are not directly assignable to one of the other operating business segments, primarily consisting of our corporate business activities and operations from trading systems software, analytics and market data. See Note 19 to the Consolidated Financial Statements included in our 10-K, incorporated by reference into this prospectus, for further information on our revenues by segment and geographic region.

Corporate Information

        GFI Group Inc. is incorporated under the laws of the State of Delaware. GFI Group Inc. was formed in 1987. Our principal executive offices are located at 55 Water St., New York, New York. Our telephone number is (212) 968-4100. GFI Group Inc.'s website is located at www.gfigroup.com. GFI Group Inc.'s website and the information contained on the website or connected thereto will not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your decision whether to purchase our securities.

Summary of the Exchange Offer

        On July 19, 2011, we completed an offering of $250.0 million aggregate principal amount at maturity of 8.375% senior notes due 2018, which we refer to herein as the "original notes" in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Proceeds from the issuance of the original notes were used to (i) repay the entire $135.0 million of principal amount and any accrued and unpaid interest then outstanding under our Second Amended and Restated Credit Agreement, dated as of December 20, 2010, by and among GFI Group Inc. and GFI Group Holdings Limited as borrowers, the Guarantors party thereto, Bank of America, N.A. as administrative agent, Barclays Bank PLC and The Royal Bank of Scotland PLC as co-syndication agents and the Lender's party thereto (our "Credit Agreement"), (ii) redeem all of the $60.0 million of principal amount of our 7.17% Senior Notes, including payment of all accrued and unpaid interest thereunder and all premiums and transaction expenses associated therewith and (iii) fund our working capital. In connection with the offering of the original notes, we entered into a registration rights agreement with the initial purchaser of the original notes. In the registration rights agreement, we agreed to offer our new 8.375% senior notes due 2018, which will be registered under the Securities Act, which we refer to herein as the "exchange notes" in exchange for the original notes. This exchange offer satisfies our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the original notes. In this prospectus, we refer to the original notes and the exchange notes collectively as the "notes." You should read the discussions under the headings "Summary—Summary of the Terms of the Exchange Notes" and "Description of the Exchange Notes" for information regarding the exchange notes.

The Exchange Offer	This is an offer to exchange $1,000 in principal amount of the exchange notes for each $1,000 in principal amount of outstanding original notes provided that no notes of $2,000 or less shall be accepted in part. The exchange notes are substantially identical to the original notes, except that:
• the exchange notes will generally be freely transferable, other than as described in this prospectus;
• the exchange notes will not contain any legend restricting their transfer;
• holders of the exchange notes will not be entitled to the rights of the holders of the original notes under the registration rights agreement; and
• the exchange notes will not contain any provisions regarding the payment of additional interest.

Based upon interpretations by the staff of the SEC set forth in no actions letters issued to unrelated third parties, we believe that you can transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

• acquire the exchange notes in the ordinary course of your business;
• are not and do not intend to become engaged in a distribution of the exchange notes;

• are not an "affiliate" (within the meaning of the Securities Act) of ours;
• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes from us or our affiliates; and
• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes in a transaction as part of its market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. See "The Exchange Offer—Purpose of the Exchange Offer."

Registration Rights Agreement

Under the registration rights agreement, we agreed to use our commercially reasonable efforts to cause a registration statement to be filed and declared effective by the dates listed under "The Exchange Offer." We may be required to provide a registration statement to effect resales of the notes. If we are not in compliance with our obligations under the registration rights agreement, additional interest will accrue on the original notes, in addition to the interest that otherwise is due on the original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no additional interest will be payable on the original notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages. See "The Exchange Offer—Additional Interest."

Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered in the exchange offer.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , unless we extend it.
Exchange Date

We will accept original notes for exchange at the time when all conditions of the exchange offer are satisfied or waived. We will deliver the exchange notes promptly after we accept the original notes.

Conditions to the Exchange Offer

Our obligation to complete the exchange offer is subject to certain conditions. We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of certain specified events. See "The Exchange Offer—Conditions to the Exchange Offer."

Withdrawal Rights

You may withdraw the tender of your original notes at any time before the expiration of the exchange offer on the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes	See "The Exchange Offer—How to Tender."
United States Federal Income Tax Consequences

The exchange of the original notes for the exchange notes should not be a taxable exchange for U.S. federal income tax purposes, and holders should not recognize any taxable gain or loss as a result of such exchange. See "Certain United States Federal Tax Considerations."

Effect on Holders of Original Notes

If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration rights agreement, except under limited circumstances. See "The Exchange Offer—Other."

Holders of original notes who do not tender such notes will continue to hold those original notes. All untendered, and tendered but unaccepted original notes, will continue to be subject to the transfer restrictions provided for in the original notes and the indenture dated as of July 19, 2011 by and between GFI Group Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Indenture"). To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for any remaining original notes could be adversely affected. See "Risk Factors—Risks Associated with the Exchange Offer—You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer," "—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer" and "The Exchange Offer—Other."

Appraisal Rights	Holders of original notes do not have appraisal or dissenters' rights under applicable law or the Indenture. See "The Exchange Offer—Terms of the Exchange Offer."
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture (the "Trustee"), is serving as the exchange agent in connection with this exchange offer.

Summary of the Terms of the Exchange Notes

Issuer	GFI Group Inc.
Exchange Notes	$250,000,000 in aggregate principal amount at maturity of 8.375% Senior Notes due 2018.
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Maturity Date	July 19, 2018.
Interest Payment Dates	January 19th and July 19th of each year, commencing on January 19, 2012.
Guarantees	None.
Optional Redemption
We may redeem some or all of the notes at any time at par plus the applicable make-whole premium set forth in "Description of the Exchange Notes" plus accrued and unpaid interest to but excluding the redemption date.
Ranking
The exchange notes will be general unsecured senior obligations and rank equally with our other senior indebtedness from time to time outstanding, be senior in right of payment to any future subordinated indebtedness and effectively be junior in right of payment to (x) any of our secured indebtedness to the extent of the assets securing such indebtedness and (y) all indebtedness and other liabilities of our subsidiaries.

We currently have no indebtedness ranking equally in right of payment with the notes and no secured indebtedness and our subsidiaries have no indebtedness. In addition, our Credit Agreement has $129.5 million available for borrowing. Any future borrowings under our Credit Agreement will be senior unsecured indebtedness ranking equally with the notes.
Change of Control
If a change of control triggering event as described in this prospectus under the heading "Description of the Exchange Notes—Change of Control Repurchase Event" occurs, we may be required to offer to purchase the notes from the holders.
Interest Rate Adjustment
The interest rate applicable to the notes will be subject to adjustment from time to time if the debt rating applicable to the notes is downgraded under the circumstances described under the heading "Description of the Exchange Notes—Interest Rate Adjustment." There will be no adjustment during any period that the notes are rated above certain thresholds. See "Description of the Exchange Notes—Interest Rate Adjustment."

Certain Covenants	The Indenture contains covenants that limit, among other things, our ability to:
• incur debt secured by liens on the voting securities of our subsidiaries without equally and ratably securing the notes; and
• merge or consolidate with, or sell or convey substantially all of our assets to, another person.
See "Description of the Exchange Notes—Certain Covenants" herein.
Trustee	The Bank of New York Mellon Trust Company, N.A. is the trustee for the holders of the exchange notes.
Governing Law	The exchange notes, the Indenture and the other documents for the offering of the exchange notes are governed by the laws of the State of New York.

        For additional information about the exchange notes, see the section of the prospectus entitled "Description of the Exchange Notes."

Risk Factors

        Participating in the exchange offer involves certain risks. You should carefully consider the information under "Risk Factors" and all other information in this prospectus before participating in the exchange offer.

Selected Historical Consolidated Financial and Other Data

        The following table presents selected historical consolidated financial data of GFI Group Inc., as of the dates and for the periods indicated. The selected historical consolidated statements of income and the selected historical consolidated statements of financial condition data as of December 31, 2010, 2009, 2008, 2007 and 2006 and for each of the five years in the period ended December 31, 2010 have been derived from our audited consolidated financial statements.

        Our selected historical consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2011 and June 30, 2010 have been derived from our unaudited condensed consolidated financial statements in our 10-Q, which is incorporated by reference into this prospectus. Our consolidated statements of financial condition as of June 30, 2011, adjusted to reflect the issuance of the original notes and the application of the proceeds therefrom (see "Use of Proceeds"), have been derived from our unaudited condensed consolidated financial statements in our 10-Q, which is incorporated by reference into this prospectus. Our selected historical consolidated financial data as of June 30, 2010 have been derived from our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, as filed with the SEC on August 9, 2010, which is not incorporated by reference herein. The June 30, 2011 and 2010 unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of any interim period are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year, and the historical results set forth below do not necessarily indicate results expected for any future period.

        The information presented below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto in our 10-K, with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited condensed consolidated financial statements and notes thereto in our 10-Q, which are each incorporated by reference in this prospectus, and with the information set forth in "Capitalization" in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
	(in thousands, except share and per share data)
Consolidated Statements of Income Data:
Revenues
Agency commissions	$534,239	$481,326	$757,310	$749,223	$557,895	$283,996	$281,454
Principal transactions	215,563	270,378	206,669	188,254	151,220	124,962	116,822

Total brokerage revenues	749,802	751,704	963,979	937,477	709,115	408,958	398,276
Clearing services revenues	41,878	—	—	—	—	55,350	—
Interest income from clearing services	671	—	—	—	—	1,012	—
Equity in net earnings (losses) of unconsolidated businesses(1)	3,974	1,574	(209)	(698)	(45)	5,683	11
Software, analytics and market data	60,637	54,347	51,250	19,522	18,651	35,491	29,419
Other income (loss)	5,640	12,656	274	13,542	19,417	(1,313)	2,668

Total revenues	862,602	820,281	1,015,294	969,843	747,138	505,181	430,374
Total interest and transaction based expenses	67,558	30,354	43,420	32,732	24,471	67,448	14,978

Revenues, net of interest and transaction based expenses	795,044	789,927	971,874	937,111	722,667	437,733	415,396

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
	(in thousands, except share and per share data)
Expenses
Compensation and employee benefits	558,248	583,315	665,973	604,847	465,554	306,320	285,772
Other expenses(1)	204,993	183,342	222,924	181,526	155,316	113,307	95,131

Total other expenses	763,241	766,657	888,897	786,373	620,870	419,627	380,903

Income before provision for income taxes	31,803	23,270	82,977	150,738	101,797	18,106	34,493
Provision for income taxes	5,884	6,982	29,871	55,880	40,719	4,708	10,693
Net income before attribution to non-controlling shareholders	25,919	16,288	53,106	94,858	61,078	13,398	23,800

Less: Net income attributable to non-controlling interests	304	—	—	—	—	501	—

GFI's net income	$25,615	$16,288	$53,106	$94,858	$61,078	$12,897	$23,800

Earnings Per Share
Basic earnings per share available to common shareholders	$0.21	$0.14	$0.45	$0.81	$0.54	$0.11	$0.20

Diluted earnings per share available to common shareholders	$0.20	$0.13	$0.44	$0.80	$0.52	$0.10	$0.19

Weighted average number of shares outstanding(2)
Basic	120,275,918	118,178,493	117,966,596	116,595,920	113,382,789	119,935,282	119,102,754
Diluted	125,522,128	121,576,767	119,743,693	119,180,791	116,703,713	127,882,378	123,308,715
Dividends declared per share of common stock	$0.45	$0.20	$0.255	—	—	$0.10	$0.10

	December 31,					June 30,		June 30, (As Adjusted)(3)
	2010	2009	2008	2007	2006	2011	2010	2011
	(In thousands, except headcount data)
Consolidated Statements of Financial Condition Data:
Cash and cash equivalents	$313,875	$342,379	$342,375	$240,393	$181,484	$257,992	$318,080	$295,969
Total assets	1,271,024	952,094	1,085,911	975,814	699,609	1,662,506	1,159,887	1,713,615
Total debt, including current portion	192,446	173,688	223,823	55,291	90,253	192,632	164,136	250,000
Total stockholders' equity	490,711	484,102	476,963	452,193	330,469	489,925	503,228	486,112
Selected Statistical Data:
Brokerage personnel headcount	1,161	1,082	1,037	1,037	932	1,228	1,116	n/a
Employee headcount	1,990	1,768	1,740	1,599	1,438	2,089	1,847	n/a
Broker productivity for the period(4)	$669	$705	$910	$934	$836	$342	$363	n/a

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
	(In thousands)
Brokerage Revenues by Geographic Region:
Americas	$293,344	$325,359	$385,854	$401,897	$326,436	$152,605	$149,884
Europe, Middle East & Africa	379,660	364,752	489,517	449,949	321,308	205,062	209,339
Asia	76,798	61,593	88,608	85,631	61,371	51,291	39,053

Total	$749,802	$751,704	$963,979	$937,477	$709,115	$408,958	$398,276

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
Ratio of earnings to fixed charges(5)	3.8	3.2	6.8	22.3	15.9	3.8	7.5

(1)
During the second quarter of 2011, the Company changed the name of its income statement line item "Equity in earnings (losses) of unconsolidated brokerage businesses" to "Equity in net earnings (losses) of unconsolidated businesses" in order to better describe the results included in this line item to financial statement users. In addition, certain amounts related to equity in net earnings (losses) of unconsolidated businesses totaling $489, $1,574, $(209), $(698) and $(45) for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively, were previously presented in the "Other expenses" line item in the Consolidated Statements of Income. In order to enhance transparency in the presentation of the Consolidated Statements of Income and to provide a clearer picture of the financial performance of the Company's equity method investees, these amounts have been reclassified to the "Equity in net earnings (losses) of unconsolidated businesses" line item.

(2)
Restated to reflect the four-for-one stock split effective March 31, 2008.

(3)
"As Adjusted" amounts represent the application of the proceeds as described in "Use of Proceeds" from the original notes to, among other things, repay all amounts outstanding under our Credit Agreement and redeem all of our 7.17% Senior Notes.

(4)
We are presenting broker productivity to show the average amount of revenue generated per broker. Broker productivity is calculated as brokerage revenues for the period divided by average brokerage personnel headcount for the period.

(5)
For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes less net income from non-controlling interests in consolidated subsidiaries plus fixed charges. Fixed charges consist of interest expense on borrowings, which includes the amortization of debt issuance costs.

RISK FACTORS

        Before making an investment decision in the notes, you should carefully consider the risks described below and other information contained in this prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do occur, our business, financial condition, results of operations or cash flows could be materially adversely affected. In such case, the trading price of the notes could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Competitive Environments.

Economic, political and market factors beyond our control could reduce trading volumes, securities prices and demand for our brokerage services, which could harm our business and our profitability.

        Difficult market conditions, economic conditions and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability. Our business and the brokerage and financial services industry in general are directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates, substantial fluctuations in the volume and price levels of securities transactions and changes in and uncertainty regarding tax and other laws. In each of the three years in the period ended December 31, 2010, over 86% of our revenues were generated by our brokerage operations. As a result, our revenues and profitability are likely to decline significantly during periods of low trading volume in the financial markets in which we offer our services. The financial markets and the global financial services business are, by their nature, risky and volatile and are directly affected by many national and international factors that are beyond our control. Any one of the following factors, among others, may cause a substantial decline in the United States and global financial markets in which we offer our services, resulting in reduced trading volume. These factors include:

  •
  economic and political conditions in the United States, Europe and elsewhere in the world;

  •
  concerns about terrorism and war;

  •
  concerns over inflation and wavering institutional and consumer confidence levels;

  •
  the availability of cash for investment by our customers and their clients;

  •
  the level and volatility of interest rates and foreign currency exchange rates;

  •
  the level and volatility of trading in certain equity and commodity markets;

  •
  the level and volatility of the difference between the yields on corporate securities being traded and those on related benchmark securities (which difference we refer to as credit spreads); and

  •
  legislative and regulatory changes.

        Declines in the volume of trading in the markets in which we operate generally result in lower revenue from our brokerage business. In addition, although less common, some of our brokerage revenues are determined on the basis of the value of transactions or on credit spreads. Therefore, declines in the value of instruments traded in certain market sectors or the tightening of credit spreads could result in lower revenue for our brokerage business. Our profitability would be adversely affected by a decline in revenue because a portion of our costs are fixed. For these reasons, decreases in trading volume or declining prices or credit spreads could have an adverse effect on our business, financial condition or results of operations.

Because competition for the services of brokers is intense, we may not be able to attract and retain the highly skilled brokers we need to support our business or we may be required to incur additional expenses to do so.

        We strive to provide high-quality brokerage services that allow us to establish and maintain long-term relationships with our customers. Our ability to continue to provide these services and maintain these relationships depends, in large part, upon our brokers. As a result, we must attract and retain highly qualified brokerage personnel. Competition for the services of brokers is intense, especially for brokers with extensive experience in the specialized markets in which we participate or may seek to enter. If we are unable to hire highly qualified brokers, we may not be able to enter new brokerage markets or develop new products. If we lose one or more of our brokers in a particular market in which we participate, our revenues may decrease and we may lose market share in that particular market.

        We may not be successful in our efforts to recruit and retain brokerage personnel. If we fail to attract new personnel or to retain and motivate our current personnel, or if we incur increased costs associated with attracting and retaining personnel (such as sign-on or guaranteed bonuses to attract new personnel or retain existing personnel), our business, financial condition and results of operations may suffer.

        In addition, recruitment and retention of qualified staff could result in substantial additional costs. We pursue our rights through litigation when competitors hire our employees who are under contract with us. We also have been and are party to litigation involving competitors in connection with employee hires and claims from former employees in connection with the termination of their employment. We are currently involved in legal proceedings with our competitors relating to the recruitment of employees. An adverse settlement or judgment related to these or similar types of claims could have a material adverse effect on our financial condition or results of operations. Regardless of the outcome of these claims, we generally incur significant expense and management time dealing with these claims.

We operate in a rapidly evolving business and technological environment and we must adapt our business and keep up with technological innovation in order to compete effectively.

        The pace of change in our industry is extremely rapid. Operating in such a fast-paced business environment involves a high degree of risk. Our ability to succeed and compete effectively will depend on our ability to adapt effectively to these changing market conditions and to keep up with technological innovation.

        To remain competitive, we must continue to enhance and improve the responsiveness, functionality, accessibility and other features of our hybrid brokerage systems, network distribution systems and other technologies. The financial services industry is characterized by rapid technological change, changes in use and client requirements and preferences, frequent product and service introductions employing new technologies and the emergence of new and complex regulatory requirements, industry standards and practices that could render our existing practices, technology and systems obsolete. In more liquid markets, development by our competitors of new electronic or hybrid trade execution, STP, affirmation, confirmation or clearing functionalities or products that gain acceptance in the market could give those competitors a "first mover" advantage that may be difficult for us to overcome. Our success will depend, in part, on our ability to:

  •
  develop, test and implement hybrid or electronic brokerage systems that meet regulatory requirements and are desired and adopted by our customers and increase the productivity of our brokers;

  •
  enhance our existing services;

  •
  develop or acquire new services and technologies that address the increasingly sophisticated and varied needs of our existing and prospective customers; and

  •
  respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

        The development of proprietary brokerage systems and other technology to support our business entails significant technological, financial and business risks. Changes in existing laws and regulations, including those being proposed and implemented under the Dodd-Frank Act, may require us to develop and maintain new brokerage systems or functionalities in order to meet the standards set forth in such regulations or as may be required by regulators, such as the CFTC or SEC. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify, adapt and defend our services. We may not successfully implement new technologies or adapt our hybrid brokerage systems and transaction processing systems to meet our clients' requirements or emerging regulatory or industry standards. We may not be able to respond in a timely manner to changing market conditions or client requirements or successfully defend any challenges to any technology we develop. If we are unable to anticipate and respond to the demand for new services, products and technologies on a timely and cost-effective basis, and to adapt to technological advancements and changing standards, we may be unable to compete effectively, which could negatively affect our business, financial condition or results of operations.

We face substantial competition that could negatively impact our market share and our profitability.

        The financial services industry generally, and the wholesale and inter dealer brokerage businesses in which we are engaged in particular, are very competitive, and we expect competition to continue to intensify in the future. Our current and prospective competitors include:

  •
  other large inter dealer brokerage firms;

  •
  small brokerage firms that focus on specific products or regional markets;

  •
  securities, futures and derivatives exchanges, swap execution facilities and electronic communications networks;

  •
  increasingly, in certain equity and corporate fixed income markets, traditional cash product broker dealers, including large, medium and smaller sized financial service firms; and

  •
  other providers of data and analytics products, including those that offer varying forms of electronic trading of the types of financial instruments in which we specialize.

        Some of our competitors offer a wider range of services, have broader name recognition, have greater financial, technical, marketing and other resources than we have and have larger client bases than we do. Some of them may be able to respond more quickly to new or evolving opportunities, technologies and client requirements than we can, and may be able to undertake more extensive marketing activities. Our competitors often seek to hire our brokers, which could result in a loss of brokers by us or in increased costs to retain our brokers. In addition to the competitors described above, our large institutional clients may increase the amount of trading they do directly with each other rather than through us, or they may decrease their trading of certain OTC products in favor of exchange traded products. In either case, our revenues could be adversely affected. If we are not able to compete successfully in the future, our business, financial condition and results of operations would be adversely affected.

        We have experienced intense price competition in our brokerage business in recent years. Some competitors may offer brokerage services to clients at lower prices than we are offering, which may force us to reduce our prices or to lose market share and revenue. In addition, we focus primarily on providing brokerage services in markets for less commoditized financial instruments. As the markets for these instruments become more commoditized, we could lose market share to other inter dealer brokers, exchanges and electronic multi dealer brokers who specialize in providing brokerage services in more commoditized markets. We increasingly compete with exchanges for the execution of trades in certain products. If a financial instrument for which we provide brokerage services becomes listed on an exchange or if an exchange introduces a competing product to the products we broker in the OTC market, the need for our services in relation to that instrument could be significantly reduced and our business, financial condition and results of operations could be adversely affected.

Convergence of OTC and exchange traded markets may impact volumes, liquidity and demand for our services in certain markets.

        New regulation in the United States and abroad, including the Dodd-Frank Act, could result in a convergence of the traditional OTC market and the exchange traded market, as certain OTC products are required to and become centrally cleared and traded via an exchange or SEF. As the convergence of the OTC and exchange traded markets occurs, the resulting OTC or SEF market for those products may be less robust, there may be less volume and liquidity in these markets and there may be less demand for our services. If any of this were to occur, our business could be significantly reduced and our business, financial condition and results of operations could be adversely affected.

Consolidation and layoffs in the banking and financial services industries could materially adversely affect our business, financial condition and results of operations.

        In recent years, there has been substantial consolidation and convergence among companies in the banking and financial services industries, resulting in increased competition. Continued consolidation or significant layoffs in the financial services industry could result in a decrease in the number of traders for whom we are able to provide brokerage services, which may reduce our trading volumes. In addition, continued consolidation could lead to the exertion of additional pricing pressure by our customers and our competitors, impacting the commissions we generate from our brokerage services. Following the enactment of the Dodd-Frank Act in the United States, many banks have spun off or are in the process of spinning off their proprietary trading operations due to the increased regulations, costs and uncertainty involved with such operations. It is not yet clear what affect this will have on our transaction volumes, revenues and business or whether we will be able to successfully compete for the business of any new entities created as a result of these spinoffs.

        Further, the recent consolidation among exchange firms, and expansion by these firms into derivative and other non-equity trading markets, will increase competition for customer trades and place additional pricing pressure on commissions and spreads. These developments have increased competition from firms with potentially greater access to capital resources than us. Finally, consolidation among our competitors other than exchange firms could result in increased resources and product or service offerings for our competitors. If we are not able to compete successfully in the future, our business, financial condition and results of operations could be materially adversely affected.

If we are unable to continue to identify and exploit new market opportunities, our ability to maintain and grow our business may be adversely affected.

        When a new intermediary enters our markets or the markets become more liquid, the resulting competition or increased liquidity may lead to lower commissions. This may result in a decrease in revenue in a particular market even if the volume of trades we handle in that market has increased. As a result, we seek to broker more trades and increase market share in existing markets and to seek out new markets in which we can charge higher commissions. Pursuing this strategy requires significant management attention and broker expense. We may not be able to attract new clients or successfully enter new markets. If we are unable to continue to identify and exploit new market opportunities on a timely and cost-effective basis, our revenues may decline, which would adversely affect our profitability.

Financial or other problems experienced by our clients or third parties could affect the markets in which we provide brokerage services. In addition, any disruption in the key derivatives markets in which we provide services could affect our brokerage revenues.

        Problems experienced by third parties could also affect the markets in which we provide brokerage services. In recent years, an increasing number of financial institutions have reported losses tied to write downs of mortgage and asset backed securities, government securities, structured credit products and other derivative instruments and investments. As a result, there is an increased risk that one of our clients or counterparties could fail, shut down, file for bankruptcy or be unable to satisfy their obligations under certain derivative contracts. The failure of a significant number of counterparties or a counterparty that holds a significant amount of derivatives exposure, or which has significant financial exposure to, or reliance on, the mortgage, asset backed, sovereign debt or related markets, could have a material adverse effect on the trading volume and liquidity in a particular market for which we provide brokerage services or on the broader financial markets. The occurrence of any of these events or failures by our customers could adversely affect our financial condition and results of operations. In addition, in recent years, an increasing percentage of our business, directly or indirectly, results from trading activity by hedge funds. Hedge funds typically employ a significant amount of leverage to achieve their results and, in the past, certain hedge funds have had difficulty managing this leverage, which has resulted in market-wide disruptions. During the economic turmoil of the last few years, many hedge funds have significantly decreased their leverage or have gone out of business. If this deleveraging continues or one or more hedge funds that was a significant participant in a derivatives market experiences problems in the future, that derivatives market could be adversely affected and, accordingly, our brokerage revenues in that market will likely decrease.

Our brokerage, clearing and execution business exposes us to certain client and counterparty credit risks.

        We generally provide brokerage services to our clients in the form of either agency or matched principal transactions. In agency transactions, we charge a commission for connecting buyers and sellers and assisting in the negotiation of the price and other material terms of the transaction. After all material terms of a transaction are agreed upon, we identify the buyer and seller to each other and leave them to settle the trade directly. We are exposed to credit risk for commissions we bill to clients for our agency brokerage services. In executing matched principal transactions, we are exposed to the risk that one of the counterparties to a transaction may fail to fulfill its obligations, as described in further detail in the Risk Factor captioned "The securities settlement process exposes us to risks that may impact our liquidity and profitability. In addition, liability for unmatched principal trades could adversely affect our results of operations and statement of financial condition." Our clients may default on their obligations to us arising from either agency or principal transactions due to disputes, bankruptcy, lack of liquidity, operational failure or other reasons. Any losses arising from such defaults could adversely affect our financial condition or results of operations.

        We also have credit and counterparty risk in certain situations where we provide clearing and execution services. We provide agency clearing services through our relationships with general clearing member firms and/or exchanges. In these instances, our accounts at such institutions are used, in our name, to provide access to clearing services for our customers.

        Credit risk arises from the possibility that we may suffer losses due to the failure of our customers or other counterparties to satisfy their financial obligations to us or in a timely manner. We may be materially and adversely affected in the event of a significant default by our customers or counterparties. Credit risks we face include, among others:

  •
  exposure to a customer's inability or unwillingness to meet obligations, including when adverse market movements result in a trading loss and the customer's posted margin is insufficient to satisfy the deficit. Such margin deficiencies may be caused by a failure to monitor client positions and accurately evaluate risk exposures, which may lead to our failure to require clients to post adequate initial margin or to increase variation margin, as necessary, to keep pace with market movements and subsequent account deficits;

  •
  exposure to counterparties with whom we place funds, including those of our customers, such as when we post margin with exchanges and clearing members;

  •
  exposure to counterparties with whom we trade; and

  •
  market risk exposure due to delayed or failed settlement, which, if not corrected, could become our responsibility as an agency clearing broker. In addition, we have market risk exposure on matched and unmatched principal transactions until offsetting trades are executed and settled.

        Customers and counterparties that owe us money or securities may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons. Our reputation may be damaged if we are associated with a customer or counterparty that defaults, even if we do not have any direct losses from such an event. For further detail see the Risk Factor captioned "The securities settlement process exposes us to risks that may impact our liquidity and profitability. In addition, liability for unmatched principal trades could adversely affect our results of operations and statement of financial condition."

        We have adopted policies and procedures to identify, monitor and manage our credit risk, in both agency and principal transactions, through reporting and control procedures and by monitoring credit standards applicable to our clients. These policies and procedures, however, may not be fully effective. Some of our risk management methods depend upon the evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. That information may not, in all cases, be accurate, complete, up-to-date or properly evaluated. If our policies and procedures are not fully effective or we are not always successful in monitoring or evaluating the credit risks to which we are, or may, be exposed, our financial condition or results of operations could be adversely affected. In addition, our insurance policies may not provide coverage for these risks.

        In addition, concerns about, or a default by, one institution could lead to significant liquidity problems, losses or defaults by other institutions, which in turn could adversely affect us. We may also be adversely affected if settlement, clearing or payment systems become unavailable, fail or are subject to systemic delays for any reason outside our control.

In certain instances, we may extend credit to our clearing customers for margin requirements, which subjects us to credit risks and if we are unable to liquidate a customer's securities when the margin collateral becomes insufficient, we may suffer a loss.

        In certain instances, we may provide credit for margin requirements to customers; therefore, we are subject to risks inherent in extending credit. Our credit risks include the risk that the value of the collateral we hold could fall below the amount of a customer's indebtedness. This risk can be amplified in any situation where the market for the underlying security is rapidly declining. Agreements with customers that have margin accounts permit us to liquidate their securities in the event that the amount of margin collateral becomes insufficient. Despite those agreements and our risk management policies with respect to margin, we may be unable to liquidate the customers' securities for various reasons, or at a price sufficient to cover any deficiency in a customer's account. If we were unable to liquidate a position at a price sufficient to cover any deficiency or if a customer was unable to post additional margin, we could suffer a loss.

Certain of our clearing customers may choose to obtain a direct relationship with a clearing member, an exchange or a clearinghouse as their operations grow, in which case, we would lose the revenues generated by such customers.

        We market our clearing services to our existing customers on the strength of our relationship with certain clearing members and exchanges and on our ability to perform related back-office functions at a lower cost than the customers could perform these functions themselves. As our customers' operations grow, they may consider the option of obtaining a direct relationship with a clearing member, clearinghouse or exchange themselves in an effort to save costs. If our customers choose to obtain their clearing services directly, we would lose their revenue and our business could be adversely affected.

We face substantial competition from other execution and clearing firms, which could harm our financial performance and reduce our market share.

        The market for execution and clearing services is rapidly evolving and highly competitive. We compete with a number of firms that provide similar products and services to our market. There can be no assurance that we will be able to compete effectively with current or future competitors. If we fail to compete effectively, our market share could decrease and our business, financial condition and operating results could be materially harmed.

        In addition, increased competition has contributed to a decline in clearing revenue per transaction in recent years and may continue to create downward pressure on our clearing revenue per transaction in the future. If the decline in clearing revenue per transaction continues, we may not be able to increase our overall clearing volumes at a comparable rate and our revenues from clearing services would be adversely affected.

Risks Related to Our Operations.

We operate in a highly regulated industry and we may face restrictions with respect to the way we conduct certain of our operations.

        Our business is subject to increasingly extensive government and other regulation and our relationships with our broker dealer clients may subject us to increasing regulatory scrutiny. These regulations are designed to protect the interests of the investing public generally rather than our stockholders. The SEC, FINRA, CFTC and other agencies extensively regulate the United States financial services industry, including certain of our operations in the United States. Some of our international operations are subject to similar regulations in their respective jurisdictions, including regulations overseen by the FSA in the United Kingdom, the AMF in France, the SFC in Hong Kong, the MAS in Singapore, the JSDA in Japan, the Ministry of Finance and Economy in Korea and the SVS in Chile. These regulatory bodies are responsible for safeguarding the integrity of the securities and other financial markets and protecting the interests of investors in those markets. Some aspects of our business are subject to extensive regulation, including:

  •
  the way we deal with clients;

  •
  capital requirements;

  •
  financial and reporting practices;

  •
  required recordkeeping and record retention procedures;

  •
  the licensing of employees;

  •
  the conduct of directors, officers, employees and affiliates;

  •
  systems and control requirements;

  •
  restrictions on marketing, gifts and entertainment; and

  •
  client identification and anti-money laundering requirements.

        If we fail to comply with any of these laws, rules or regulations, we may be subject to censure, fines, cease-and-desist orders, suspension of business, suspensions of personnel or other sanctions, including revocation of our registrations with FINRA, withdrawal of our authorizations from the FSA or revocation of our registrations with other similar international agencies to whose regulation we are subject. For example, in the past, we have been fined in the United States for issues relating to late trade reporting. Additionally, in October 2010, FINRA commenced a disciplinary proceeding by filing a complaint against GFI Securities LLC and four of its former employees in connection with allegedly improper communications between certain of these former employees and those at other interdealer brokerage firms. For more details, see "Item 1—Business—Regulation" and "Item 3—Legal Proceedings" in our 10-K, which is incorporated by reference in this prospectus.

        Our authority to operate as a broker in a jurisdiction is dependent on continued registration or authorization in that jurisdiction or the maintenance of a proper exemption from such registration or authorization. Our ability to comply with all applicable laws and rules is largely dependent on our compliance, credit approval, audit and reporting systems and procedures, as well as our ability to attract and retain qualified compliance, credit approval, audit and risk management personnel. Our systems and procedures may not be effective. In addition, the growth and expansion of our business may create additional strain on our compliance systems and procedures and has resulted, and we expect will continue to result, in increased costs to maintain and improve these systems.

        In addition, because our industry is heavily regulated, regulatory approval may be required in order to continue or expand our business activities and we may not be able to obtain the necessary regulatory approvals. Even if approvals are obtained, they may impose restrictions on our business or we may not be able to continue to comply with the terms of the approvals or applicable regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs or cause the development or continuation of business activities in affected markets to become impractical. For a further description of the regulations which may limit our activities, see "Item 1—Business—Regulation" in our 10-K, which is incorporated by reference in this prospectus.

        Some of our subsidiaries are subject to regulations regarding changes in control of their ownership. These regulations generally provide that regulatory approval must be obtained in connection with any transaction resulting in a change in control of the subsidiary, which may include changes in control of GFI Group Inc. As a result of these regulations, our future efforts to sell shares or raise additional capital may be delayed or prohibited in circumstances in which such a transaction would give rise to a change in control as defined by the applicable regulatory body.

Broad changes in laws or regulations or in the application of such laws and regulations may have an adverse effect on our ability to conduct our business.

        The financial services industry, in general, is heavily regulated. Proposals for legislation further regulating the financial services industry are continually being introduced in the United States Congress, in state legislatures and by foreign governments. The government agencies that regulate us continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations and have broad powers to investigate and enforce compliance and punish noncompliance with their rules, regulations and industry standards of practice. In light of current conditions in the United States financial markets and economy, regulators have increased their focus on the regulation of the financial services industry. We are unable to predict whether any of these proposals will be implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our business, financial condition and results of operations.

        We are also affected by the policies adopted by the Federal Reserve and international central banking authorities, which may directly impact our cost of funds for capital raising and investment activities and may impact the value of financial instruments we hold. In addition, such changes in monetary policy may affect the credit quality of our customers. Changes in domestic and international monetary policy are beyond our control and are difficult to predict.

        Additionally, governments and regulators in both the United States and Europe have called for increased regulation and transparency in the OTC markets. As a result, the Dodd-Frank Act was passed in the United States in July 2010 and regulators in Europe are currently considering similar legislation. It is difficult to predict the effect these new laws and regulations will have on our business, but they may have an adverse affect on our ability to maintain our position as a provider of execution and brokerage services in the markets for many of the OTC products for which we have traditionally acted as an intermediary.

Failure to qualify as a swap execution facility could significantly impact our business, financial condition and results of operations. Even if we qualify as a swap execution facility, we will incur significant additional costs, our revenues may be lower than in the past and our financial condition and results of operations may be adversely affected.

        The Dodd-Frank Act created a new type of regulated entity known as a swap execution facility (referred to herein as a SEF) and mandated that certain cleared swaps (subject to an exception from the clearing requirement) generally trade on either an exchange or a SEF. The list of swaps that will be required to be cleared and therefore executed through a SEF is not yet final, but is expected to encompass a vast number of swaps that have been traditionally executed OTC by wholesale brokers such as ourselves. As with other parts of the Dodd-Frank Act, many of the details of the new regulatory regime relating to swaps are left to the CFTC and SEC to determine through rulemaking. Subject to such rulemaking, we currently expect to establish and operate a swap execution facility and a security based swap execution facility.

        The CFTC and SEC have each issued proposed rules relating to the requirements for registering and operating as a SEF. We are in the process of analyzing the impact of these proposed rules and preparing for compliance. However, these rules are not yet final and are still subject to comment and revision. The proposed rules relating to SEFs would require, among other things, that an entity would have to comply with certain core principles to maintain registration as a SEF. These principles generally relate to trading and product requirements, compliance and audit trail obligations, governance and disciplinary requirements, operational capabilities, surveillance obligations and financial information and resource requirements. In addition, SEFs will be required to maintain certain trading systems that meet the minimum functionality requirements set by the CFTC and SEC for trading in certain OTC derivatives that are required to be cleared.

        There will be significant costs to prepare for and to comply with these ongoing regulatory requirements. We will incur increased legal fees, personnel expenses and other costs as we work to analyze and implement the necessary legal structure for registration. There will also be significant costs related to the development, operation and enhancement of our technology relating to trade execution, trade reporting, surveillance, compliance and back-up and disaster recovery plans designed to meet the requirements of the regulators.

        In addition, it is not clear at this point what the impact of these rules and regulations will be on the markets in which we currently provide our services. Following the adoption of the Dodd-Frank Act and related rules, the markets for cleared and non-cleared swaps may be less robust, there may be less volume and liquidity in these markets and there may be less demand for our services. There may also be a preference of market participants to trade certain swaps on an exchange, rather than a SEF. Certain banks and other institutions will be limited in their conduct of proprietary trading and will be further limited or prohibited from trading in certain derivatives. The new rules, including the restrictions on the trading activities for certain banks and large institutions, could materially impact transaction volumes and liquidity in these markets and our revenues, financial condition and business would be adversely impacted as a result.

        If we fail to qualify as a SEF under any of these proposed rules, we will be unable to maintain our position as a provider of execution and brokerage services in the markets for many of the OTC products for which we have traditionally acted as an intermediary. This would have a broad impact on our business and could have a material adverse affect on our financial condition and results of operations.

Our regulated subsidiaries are subject to risks associated with net capital requirements, and we may not be able to engage in operations that require significant capital.

        Many aspects of our business are subject to significant capital requirements. The SEC, FINRA, FSA, JSDA and various other domestic and international regulatory agencies have stringent rules and regulations with respect to the maintenance of specific levels of net capital by broker dealers. In addition, there may be capital requirements for SEFs and swap dealers, which will be established by the CFTC and the SEC.

        Generally, a broker dealer's net capital is defined as its net worth plus qualified subordinated debt less deductions for certain types of assets. While we expect to continue to maintain levels of capital in excess of regulatory minimums, there can be no assurance that this will be the case in the future. If we fail to maintain the required capital levels, we will be required to suspend our broker dealer operations during any period in which we are not in compliance with capital requirements, and may be subject to suspension or revocation of registration by the SEC and FINRA or withdrawal of authorization or other disciplinary action from domestic and international regulators, which would have a material adverse effect on our business. If these net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. Also, our ability to withdraw capital from our regulated subsidiaries is subject to restrictions, which in turn could limit our ability to pay dividends, repay debt or purchase shares of our common stock. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business. In addition, we may become subject to net capital requirements in other foreign jurisdictions in which we currently operate or which we may enter.

        In addition, we are required to maintain capital with our clearing firms, prime brokers, futures commission merchants and at clearing organizations of which we are a member. The amount of capital to be maintained is dependent on a number of factors, including the rules established by the clearing organization, the types of products to be cleared and the volume and size of positions to be cleared. If we fail to maintain the capital required by these clearing organizations and firms, our ability to clear through these clearing organizations and firms may be impaired, which may adversely affect our ability to process trades.

        We cannot predict our future capital needs or our ability to obtain additional financing. For a further discussion of our net capital requirements, see "Item 1—Business—Regulation" and Note 18 to the Consolidated Financial Statements in our 10-K, which is incorporated by reference in this prospectus.

Our risk management policies might not be effective, which could harm our business.

        To manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to financial, market, credit, legal, reputational and operational risks. For a description of our risk management approach, see "Item 7A. Quantitative and Qualitative Disclosure About Market Risk" in our 10-K, which is incorporated by reference in this prospectus. This risk management function requires, among other things, that we properly record and verify many thousands of transactions and events each day, and that we continuously monitor and evaluate the size and nature of our or our clients' positions and the associated risks. In light of the high volume of transactions, it is impossible for us to review and assess every single transaction or to monitor at every moment in time our or our customers' positions and the associated risks.

        We must rely upon our analysis of information regarding markets, personnel, clients or other matters that is publicly available or otherwise accessible to us. That information may not in all cases be accurate, complete, up-to-date or properly analyzed. Furthermore, we rely on a combination of technical and human controls and supervision that are subject to error and potential failure, the challenges of which are exacerbated by the 24-hour-a-day, global nature of our business.

        Our risk management methods are based on internally developed controls, observed historical market behavior and what we believe to be industry practices. However, our methods may not adequately prevent future losses, particularly as they may relate to extreme market movements or events for which little or no historical precedent exists or our risk management efforts may be insufficient. Thus, our risk-management methods may prove to be ineffective because of their design, their implementation or the lack of adequate, accurate or timely information. Our risk management methods may also fail to identify a risk or understand a risk that might result in losses. If our risk-management efforts are ineffective, we could suffer losses that could have a material adverse effect on our financial condition or operating results. Additionally, we could be subject to litigation, particularly from our clients, and sanctions or fines from regulators.

The securities settlement process exposes us to risks that may impact our liquidity and profitability. In addition, liability for unmatched principal trades could adversely affect our results of operations and statement of financial condition.

        Through our subsidiaries, we provide brokerage services by executing transactions for our clients. An increasing number of these transactions are "matched principal transactions" in which we act as a "middleman" by serving as a counterparty to both a buyer and a seller in matching reciprocal back-to-back trades. These transactions, which generally involve cash equities and bonds, are then settled through clearing institutions with which we have a contractual relationship.

        In executing matched principal transactions, we are exposed to the risk that one of the counterparties to a transaction may fail to fulfill its obligations, either because it is not matched immediately or, even if matched, one party fails to deliver the cash or securities it is obligated to deliver. Our focus on less commoditized markets exacerbates this risk for us because transactions in these markets tend to be more likely not to settle on a timely basis. Adverse movements in the prices of securities that are the subject of these transactions can increase our risk. In addition, widespread technological or communication failures, as well as actual or perceived credit difficulties or the insolvency of one or more large or visible market participants, could cause market-wide credit difficulties or other market disruptions. These failures, difficulties or disruptions could result in a large number of market participants not settling transactions or otherwise not performing their obligations.

        We are subject to financing risk in these circumstances because if a transaction does not settle on a timely basis, the resulting unmatched position may need to be financed, either directly by us or through one of our clearing organizations at our expense. These charges may be recoverable from the failing counterparty, but sometimes are not. Finally, in instances where the unmatched position or failure to deliver is prolonged or widespread due to rapid or widespread declines in liquidity for an instrument, there may also be regulatory capital charges required to be taken by us, which, depending on their size and duration, could limit our business flexibility or even force the curtailment of those portions of our business requiring higher levels of capital.

        In the process of executing matched principal transactions, miscommunications and other errors by our clients or us can arise whereby a transaction is not completed with one or more counterparties to the transaction, leaving us with either a long or short unmatched position. These unmatched positions are referred to as "out trades," and they create a potential liability for our subsidiary involved in the trade. If an out trade is promptly discovered and there is a prompt disposition of the unmatched position, the risk to us is usually limited. If the discovery of an out trade is delayed, the risk is heightened by the increased possibility of intervening market movements prior to disposition. Although out trades usually become known at the time of, or later on the day of, the trade, it is possible that they may not be discovered until later in the settlement process. When out trades are discovered our policy is generally to have the unmatched position disposed of promptly (usually on the same day and generally within three days), whether or not this disposition would result in a loss to us. The occurrence of out trades generally rises with increases in the volatility of the market and, depending on their number and amount, such out trades have the potential to have a material adverse effect on our financial condition and results of operations. In addition, the use of our electronic brokerage platforms for products that we broker on a matched principal basis, such as CreditMatch®, can present these risks because of the potential for erroneous entries by our clients or brokers coupled with the potential that such errors will not be discovered promptly.

We have market risk exposure from principal transactions entered into by some of our desks.

        We generally execute orders on a matched principal basis by entering into one side of a customer trade and entering into an offsetting trade with another party relatively quickly (often within minutes and generally on the same trading day). However, we may take unmatched positions for our own account primarily to facilitate the execution of existing customer orders or in anticipation that future customer orders will become available to fill the other side of the transaction, and not primarily for directional purposes. While we seek to minimize our exposure to market risk by entering into offsetting trades or a hedging transaction relatively quickly (often within minutes and generally on the same trading day), we may not always enter into an offsetting trade on the same trading day and any hedging transaction we may enter into may not fully offset our exposure. Therefore, although any unmatched positions are intended to be held short term, we may not entirely offset market risk and may be exposed to market risk for several days or more or to a partial extent or both. Our exposure varies based on the size of the overall positions, the terms and liquidity of the instruments brokered, and the amount of time the positions are held before we dispose of the position.

        Although the significant majority of our principal trading is done on a "matched principal" basis, we have authorized a limited number of our desks to enter into principal investing transactions in which we commit our capital within predefined limits, either to facilitate customer trading activities or to engage in principal trading for our own account. These principal positions may ultimately be matched against a customer order or through a market intermediary, either in the short term (such as the same trading day) or we may hold these positions for several days or more. The number and size of these transactions may affect our results of operations in a given period and we may also incur losses from these trading activities due to market fluctuations and volatility from quarter to quarter. To the extent that we own assets (i.e., have long positions) in any of those markets, a downturn in the value of those assets or in those markets could result in losses from a decline in the value of those long positions. Conversely, to the extent that we have sold assets we do not own (i.e., have short positions) in any of those markets, an upturn in those markets could expose us to significant losses as we attempt to cover our short positions by acquiring assets in a rising market. In addition, in the event that one of our desks enters into principal transactions that exceed their authorized limit and we are unable to dispose of the position promptly, we could suffer losses that could have a material adverse effect on our financial condition or operating results.

        Due to the factors described above, including the nature of the position and access to the market on which it trades, we may not be able to match a position or effectively hedge our exposure and often may hold a position overnight or longer that has not been hedged. To the extent these principal positions are not disposed of intra-day, we mark these positions to market. Adverse movements in the securities underlying these positions or a downturn or disruption in the markets for these positions could result in a substantial loss. In addition, any principal gains and losses resulting from these positions could on occasion have a disproportionate positive or negative effect, on our financial condition and results of operations for any particular reporting period.

        We intend to continue to expand both our matched principal and principal trading businesses, primarily involving fixed income and equity securities, but increasingly, for certain foreign exchange, commodities and listed derivative products.

We have equity investments or profit sharing interests in entities whose primary business is proprietary trading. These investments could expose us to losses that would adversely affect our net income and the value of our assets.

        We have equity investments or profit sharing interests in entities whose primary business is proprietary trading. The accounting treatment applied for these investments varies depending on a number of factors, including, but not limited to, our percentage ownership or profit share and whether we have any influence or control over the relevant entity. Under certain accounting standards, any losses experienced by these entities on their investment activities would adversely impact our net income and the value of these assets. In addition, if these entities were to fail and cease operations, we could lose the entire value of our investment and the stream of any shared profits from trading.

Our investments in expanding our brokerage and clearing services, hybrid brokerage systems and market data and analytics services may not produce substantial revenue or profit.

        We have made, and expect to continue to make, significant investments in our brokerage, clearing and market data and analytics services, including investments in personnel, technology and infrastructure, in order to pursue new growth opportunities. With respect to our brokerage services and hybrid brokerage systems, we may not receive significant revenue and profit from the development of a new brokerage desk or hybrid brokerage system or the revenue we do receive may not be sufficient to cover the start-up costs of the new desk or the substantial development expenses associated with creating a new hybrid brokerage system. Even when our personnel hires and systems are ultimately successful, there is typically a transition period before these hires or systems become profitable or increase productivity. In some instances, our clients may determine that they do not need or prefer a hybrid brokerage system and the period before the system is successfully developed, introduced and adopted may extend over many months or years. The successful introduction of hybrid brokerage systems in one market or country does not ensure that the same system will be used or favored by clients in similar markets or other countries. Our continued expansion of brokerage personnel and systems to support new growth opportunities results in ongoing transition periods that could adversely affect the levels of our compensation and expense as a percentage of brokerage revenue.

        With respect to our investment in clearing, settlement and back-office services, we may not produce significant revenue or profit. In addition, any revenues we do receive may not be sufficient to cover our invested capital or start-up costs. With respect to these services, we may incur significant costs developing and maintaining systems for back-office, risk management and exchange and clearing connections with relevant exchanges and clearing firms. In addition, this business may involve significant management effort to expand. If we are unable to generate sufficient revenue to cover the fixed costs associated with this business, our financial condition or results of operations could be adversely affected.

        With respect to our market data and analytics services, we may incur substantial development, sales and marketing expenses and expend significant management effort to create a new product or service. Even after incurring these costs, we ultimately may not sell any or sell only small amounts of these products or services. Consequently, if revenue does not increase in a timely fashion as a result of these expansion and development initiatives, the up-front costs associated with them may exceed the related revenue and reduce our working capital and income.

If we are unable to manage the risks of international operations effectively, our business could be adversely affected.

        We provide services and products to clients globally through offices in Europe, the Middle East, Africa, South America and Asia and we may seek to further expand our operations in the future. On a geographic basis, approximately 54% and 50% of our total revenues for the years ended December 31, 2010 and 2009, respectively, were generated by our operations in Europe, the Middle East and Africa (EMEA), 36% and 41%, respectively, were generated by our operations in the Americas, which include operations in South America, and 10% and 9%, respectively, were generated by our operations in the Asia-Pacific region. There are certain additional risks inherent in doing business in international markets, particularly in the regulated brokerage industry. These risks include:

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  additional regulatory requirements;

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  difficulties in recruiting and retaining personnel and managing the international operations;

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  potentially adverse tax consequences, tariffs and other trade barriers;

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  adverse labor laws; and

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  reduced protection for intellectual property rights.

        Our international operations also expose us to the risk of fluctuations in currency exchange rates. For example, a substantial portion of our revenue from our London office, our largest international office, is received in Euros and U.S. Dollars, whereas many of our expenses from our London operations are payable in British Pounds. Our risk management strategies relating to exchange rates may not prevent us from suffering losses that would adversely affect our financial condition or results of operations.

        Our international operations are also subject to the political, legal and economic risks associated with politically unstable and less developed regions of the world, including the risk of war and other international conflicts and actions by governmental authorities, insurgent groups, terrorists and others. In addition, we are required to comply with the laws and regulations of foreign governmental and regulatory authorities of each country in which we conduct business. These may include laws, rules and regulations, including registration requirements. For example, in Europe, the European Commission published a formal proposal for regulation of OTC derivatives, central clearing parties and trade repositories in September 2010, which is referred to as the European Market Infrastructure Regulation ("EMIR"). EMIR, which is currently in the approval phase with the European Counsel and European Parliament, proposes central clearing and transparent reporting requirements for OTC derivatives and is expected to be in place by year-end 2012. Our compliance with these laws and regulations may be difficult and time consuming and may require significant expenditures and personnel requirements, and our failure to be in compliance would subject us to legal and regulatory liabilities. We may also experience difficulty in managing our international operations because of, among other things, competitive conditions overseas, established domestic markets, language and cultural differences and economic or political instability. Any of these factors could have a material adverse effect on the success of our international operations or limit our ability to grow our international operations and, consequently, on our business, financial condition and operating results.

We may be exposed to risk from our operations in emerging market countries, including counterparty risks exposure.

        Our businesses and operations are increasingly expanding into new regions, including emerging markets, and we expect this trend to continue. We have entered into an increasing number of matched principal transactions with counterparties domiciled in countries in the Middle East, Latin America, Eastern Europe and Asia. Recent events in the Middle East have created instability in the region, particularly with respect to certain sovereigns. Transactions with these counterparties are generally in instruments or contracts of sovereign or corporate issuers located in the same country as the counterparty. This exposes us to a higher degree of sovereign or convertibility risk than in more stable or developed countries. In addition, these risks may be correlated risks. A correlated risk arises when the counterparty's inability to meet its obligations will also correspond to a decline in the value of the instrument traded. In the case of a sovereign convertibility event or outright default, the counterparty to the trade may be unable to pay or transfer payment of an instrument purchased out of the country when the value of the instrument has declined due to the default or convertibility event. Various emerging market countries have experienced severe economic and financial disruptions, including significant devaluations of their currencies, defaults or threatened defaults on sovereign debt, capital and currency exchange controls, and low or negative growth rates in their economies. These conditions could have an adverse impact on our businesses and increased volatility in financial markets generally. Through our risk management procedures, we monitor the creditworthiness of emerging countries and counterparties on an ongoing basis and when the risk of inconvertibility or sovereign default is deemed to be too great, correlated transactions or all transactions may be restricted or suspended. However, there can be no assurance that these procedures will be effective in controlling these risks.

We may have difficulty managing our expanding operations effectively.

        We have significantly expanded our business activities and operations over the last several years, which have placed, and are expected to continue to place, a significant strain on our management and resources. Continued expansion into new markets and regions will require continued investment in management and other personnel, facilities, information technology infrastructure, financial and management systems and controls and regulatory compliance control. We may not be successful in implementing all of the processes that are necessary to support these initiatives, which could result in our expenses increasing faster than our revenues, causing our operating margins and profitability to be adversely affected.

        The expansion of our international operations, particularly our Asia-Pacific and South American operations, involves additional challenges that we may not be able to meet, such as the difficulty in effectively managing and staffing these operations and complying with the increased regulatory requirements associated with operating in new jurisdictions. This expansion, if not properly managed, could have a material adverse effect on our business.

In the event of employee misconduct or error, our business may be harmed.

        Employee misconduct or error could subject us to legal liability, financial losses and regulatory sanctions and could seriously harm our reputation and negatively affect our business. Misconduct by employees could include engaging in improper or unauthorized transactions or activities, failing to properly supervise other employees or improperly using confidential information. Employee errors, including mistakes in executing, recording or processing transactions for customers, could cause us to enter into transactions that clients may disavow and refuse to settle, which could expose us to the risk of material losses even if the errors are detected and the transactions are unwound or reversed. If our clients are not able to settle their transactions on a timely basis, the time in which employee errors are detected may be increased and our risk of material loss could be increased. The risk of employee error or miscommunication may be greater for products that are new or have non-standardized terms. It is not always possible to deter employee misconduct or error, and the precautions we take to detect and prevent this activity may not be effective in all cases.

Brokerage services involve substantial risks of liability, and we therefore may become subject to risks of litigation.

        Many aspects of our business, and the businesses of our clients, involve substantial risks of liability. Dissatisfied clients may make claims regarding quality of trade execution, improperly settled trades or mismanagement against us. We may become subject to these claims as the result of failures or malfunctions of our trading systems or other brokerage services provided by us, and third parties may seek recourse against us. We attempt to limit our liability to our customers through the use of written or "click through" agreements, but we do not have such agreements with many of our clients. We could incur significant legal expenses defending claims, even those without merit. An adverse resolution of any lawsuit or claim against us could result in our obligation to pay substantial damages.

If we acquire other companies or businesses, or if we hire new brokerage personnel, we may have difficulty integrating their operations.

        To achieve our strategic objectives, we have acquired or invested in, and in the future may seek to acquire or invest in, other companies and businesses. We also may seek to hire brokers for new or existing brokerage desks. These acquisitions or new hires may be necessary in order for us to enter into or develop new product areas or trading systems. Acquisitions and new hires entail numerous risks, including:

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  difficulties in the assimilation of acquired personnel, operations, services or products;

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  diversion of management's attention from other business concerns;

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  assumption of, or exposure to, known and unknown material liabilities of acquired companies or businesses, strategic alliances, collaborations or joint ventures;

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  litigation and/or arbitration related to the hiring of brokerage personnel;

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  the decrease in our cash reserves, the increased cost of borrowing funds or the dilution resulting from issuances of our equity securities, in each case as consideration to finance the purchase price of any significant acquisitions;

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  to the extent that we pursue business opportunities outside the United States, exposure to political, economic, legal, regulatory, operational and other risks that are inherent in operating in a foreign country, including risks of possible nationalization, expropriation, price controls, capital controls, exchange controls and other restrictive governmental actions, as well as the outbreak of hostilities;

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  the up-front costs associated with recruiting brokerage personnel, including when establishing a new brokerage desk, such as significant signing bonuses or contractual guarantees of a minimum level of compensation;

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  failure to achieve financial or operating objectives; and

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  potential loss of clients or key employees of acquired companies and businesses.

        In addition, we expect to face competition for acquisition targets and/or joint venture partners, which may limit the number of acquisitions and growth opportunities and could lead to higher acquisition prices. We may not be able to successfully identify, acquire or manage profitably additional businesses or integrate businesses without substantial costs, delays or other operational or financial difficulties.

        If we fail to manage these risks as we make acquisitions or make new hires, our profitability may be adversely affected, and we may never realize the anticipated benefits of the acquisitions or hires. In addition, entering into new businesses may require prior approval from regulators. Our ability to obtain timely approval from applicable regulators may hinder our ability to successfully enter new businesses.

Seasonal fluctuations in trading may cause our quarterly operating results to fluctuate.

        In the past, our business has experienced seasonal fluctuations, reflecting reduced trading activity during summer months, particularly in August. We also generally experience reduced activity in December due to seasonal holidays. As a result, our quarterly operating results may not be indicative of the results we expect for the full year. Our operating results may also fluctuate quarter to quarter due to a variety of factors beyond our control, such as conditions in the global financial markets, terrorism, war and other economic and political events. Furthermore, we may experience reduced revenues in a quarter due to a decrease in the number of business days in that quarter compared to prior years.

Computer systems failures, capacity constraints, breaches of security and natural or other disasters could prevent us from operating parts of our business or otherwise damage our reputation or business.

        We internally support and maintain many of our computer systems, brokerage platforms and networks. Our failure to monitor, maintain or, if necessary, replace these systems, brokerage platforms and networks in a timely and cost-effective manner could have a material adverse effect on our ability to conduct our operations.

        We also rely and expect to continue to rely on third parties to supply and maintain various computer systems, trading platforms and communications systems, such as telephone companies, internet service providers, data processors, clearing organizations, software and hardware vendors and back-up services. Our systems, or those of our third party providers, may fail or operate slowly, causing one or more of the following:

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  unanticipated disruptions in service to our clients;

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  slower response times;

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  delays in our clients' trade execution;

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  failed settlement of trades;

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  decreased client satisfaction with our services or brokerage platforms;

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  incomplete, untimely or inaccurate accounting, recording, reporting or processing of trades;

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  financial losses;

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  litigation or other client claims; and

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  regulatory sanctions.

        We may experience systems or office failures from power or telecommunications outages, acts of God, war, terrorism, human error, natural disasters, fire, sabotage, hardware or software malfunctions or defects, computer viruses, intentional acts of vandalism or similar events. Additionally, our business continuity or disaster recovery plans and related systems may not be effective to deal with such events and the failure of such plans or systems may have a material adverse effect on our business. Any system failure that causes an interruption in service or decreases the responsiveness of our service, including failures caused by client error or misuse of our systems, could damage our reputation, business and brand name. In addition, if security measures contained in our systems are breached as a result of third party actions, employee error, malfeasance, or otherwise, our reputation may be damaged and our business could suffer.

        If systems maintained by us or third parties malfunction, our clients or other third parties may seek recourse against us. We could incur significant legal expenses defending these claims, even those which we may believe to be without merit. An adverse resolution of any lawsuits or claims against us could result in our obligation to pay substantial damages and could have a material adverse effect on our financial condition or results of operations.

        If one or more of our offices were destroyed, damaged or unusable for a period of time we may suffer a loss of revenue, experience business interruption in that region or incur expenses to relocate or repair the affected office to the extent not covered by insurance. If any of these were to occur, it could have a material adverse affect on our financial condition or results of operations.

We may not be able to protect our intellectual property rights or may be prevented from using intellectual property necessary for our business.

        Our business depends in part on whether we are able to maintain the proprietary aspects of our technology and to operate without infringing on the proprietary rights of others. We rely primarily on trade secret, contract, copyright, trademark and patent law to protect our proprietary technology. However, these protections may not be adequate to prevent third parties from copying or otherwise obtaining and using our proprietary technology without authorization or otherwise infringing on our rights.

        We may also face claims of infringement that could interfere with our ability to use technology that is material to our business operations. We may face limitations or restrictions on the distribution of some of the market data generated by our brokerage desks, which may limit the comprehensiveness and quality of the data we are able to distribute or sell.

        In addition, in the past several years, there has been proliferation of so-called "business method patents" applicable to the computer and financial services industries. There has also been a substantial increase in the number of such patent applications filed. Under current law, United States patent applications remain secret for 18 months and may, depending upon where else such applications are filed, remain secret until a patent is issued. In light of these factors, it is not economically practicable to determine in advance whether our products or services may infringe the present or future patent rights of others. In addition, although we take steps to protect our technology, we may not be able to protect our technology from disclosure or from other developing technologies that are similar or superior to our technology. Any failure to protect our intellectual property rights could materially and adversely affect our business and financial condition.

If we are unable to adequately protect our intellectual property rights or if we infringe on the rights of others, we could become involved in costly disputes and may be required to pay royalties or enter into license agreements with third parties.

        In the future, we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. This litigation could result from claims that we are violating the rights of others or may be necessary to enforce our own rights. Any such litigation would be time consuming and expensive to defend or resolve and would result in the diversion of the resources and attention of management, and the outcome of any such litigation cannot be accurately predicted. Any adverse determination in such litigation could subject us to significant liabilities or require us to pay royalties or enter into license agreements with third parties, which we may not be able to obtain on terms acceptable to us or at all.

We depend on third party software licenses. The loss of any of our key licenses could adversely affect our ability to provide our brokerage services.

        We license software from third parties, some of which is integral to our execution services, hybrid brokerage systems and our business. These licenses are generally terminable if we breach our obligations under the licenses or if the licensor gives us notice in advance of the termination. If any of these relationships were terminated, or if any of these third parties were to cease doing business, we may be forced to spend significant time and money to replace the licensed software. These replacements may not be available on reasonable terms, if at all. A termination of any of these relationships could have a material adverse effect on our financial condition and results of operations.

Our liquidity and financial condition could be adversely affected by U.S. and international markets and economic conditions.

        Liquidity is essential to our business and is of particular importance to our trading business. Any perceived liquidity issues may affect our clients' and counterparties' willingness to engage in brokerage transactions with us. In addition, our business is dependent upon the availability of adequate regulatory and clearing capital. Clearing capital is the amount of cash, guarantees or similar collateral that we must provide or deposit with our third party clearing organizations in support of our obligations under our contractual clearing arrangements with these organizations. Historically, these needs have been satisfied from internally generated funds, investments from our stockholders and lines of credit made available by commercial banking institutions.

        Our liquidity could be impaired due to circumstances that we may be unable to control, such as a general market disruption or an operational problem that affects our clients, third parties or us. Further, our ability to sell assets to generate liquidity may be impaired if other market participants are seeking to sell similar assets at the same time.

        Our ability to raise capital in the long-term or short-term debt capital markets or the equity capital markets has been and could continue to be adversely affected by conditions in the United States and international markets and economy. Global market and economic conditions have been, and continue to be, disrupted and volatile. In particular, our cost and availability of raising debt capital may be adversely affected by illiquid credit markets and wider credit spreads. As a result of concern about the stability of the markets, the strength of counterparties and other factors, including the impact of the Dodd-Frank Act and other pending legislation and regulatory proposals, many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers in the financial industry. To the extent we need to raise additional capital, including for acquisitions or meeting increased capital requirements arising from growth in our brokerage business, we may not be able to obtain such additional financing on acceptable terms or on a timely basis, if at all. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our business, take advantage of future opportunities or acquisitions, respond to competitive pressure or meet contractual, regulatory or other unanticipated requirements and as a result, our ability to conduct our business may be adversely affected.

If we fail to maintain effective internal control over financial reporting as required by Section 404 of the Sarbanes Oxley Act, it may have an adverse effect on our business.

        We are subject to the requirements of Section 404 of the Sarbanes Oxley Act of 2002 ("SOX") and the applicable SEC rules and regulations that require our management to conduct an annual assessment and to report on the effectiveness of our internal controls over financial reporting. In addition, our independent registered public accounting firm must issue an attestation report addressing the operating effectiveness of the Company's internal controls over financial reporting.

        While our internal controls over financial reporting currently meet all of the standards required by SOX, failure to maintain an effective internal control environment could have a material adverse effect on our business, financial condition and results of operations. We cannot be certain as to our ability to continue to comply with the requirements of SOX. If we are not able to continue to comply with the requirements of SOX in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, including the SEC, PCAOB or FINRA. In addition, should we identify a material weakness, there can be no assurance that we would be able to remediate such material weakness in a timely manner in future periods. Moreover, if we are unable to assert that our internal control over financial reporting is effective in any future period (or if our auditors are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, and incur significant expenses to restructure our internal controls over financial reporting, which may have a material adverse effect on our Company.

We may be required to recognize impairments of our goodwill or other intangible assets, which could adversely affect our results of operations or financial condition.

        Accounting standards require periodic testing for the impairment of goodwill and intangible assets. While we have not recognized any impairment charges to date, any such non-cash charges in the future could have a material impact on our stockholders equity and our results of operations.

        The determination of the value of goodwill and intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We are required to test goodwill for impairment annually, or in interim periods if certain events occur indicating that the carrying value may be impaired. We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Our judgments regarding the existence of impairment indicators and future cash flows related to goodwill and intangible assets are based on several factors which include: the operational performance of any acquired businesses, management's current business plans which factor in current market conditions, market capitalization, the trading price of our common stock and trading volumes, as well as other factors. Management uses discounted cash flow analysis in their impairment assessments which involves the subjective selection and interpretation of data inputs, and given market conditions at the testing date, can include a very limited amount of observable market inputs available in determining the model.

        Changes to our business plan, increased macroeconomic weakness, declines in operating results and decreased market capitalization may result in our having to perform an interim goodwill impairment test or an intangible asset impairment test. These types of events and the resulting analysis could result in goodwill or intangible asset impairment charges in future periods.

Risks Relating to the Exchange Notes

Our obligations under the exchange notes are unsecured and subordinated in right of payment to any secured debt to the extent of the collateral securing such indebtedness.

        The exchange notes will be general unsecured senior obligations and will:

  •
  rank equally with our other senior indebtedness from time to time outstanding;

  •
  be senior in right of payment to any future subordinated indebtedness;

  •
  be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

  •
  not be guaranteed by any of our subsidiaries and, therefore, will be effectively subordinated to the obligations of our subsidiaries.

        To the extent we have any secured indebtedness, in the event of the bankruptcy, liquidation or reorganization of GFI Group Inc. or upon acceleration of the exchange notes due to an event of default, GFI Group Inc.'s assets will be available to pay its obligations on the exchange notes only after all indebtedness secured by those assets has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the exchange notes then outstanding.

        We currently have no indebtedness ranking equally in right of payment with the exchange notes and no secured indebtedness and our subsidiaries have no indebtedness. In addition, the amount available for borrowing under our Credit Agreement is $129.5 million. Any future borrowings under our Credit Agreement will be senior unsecured indebtedness and rank equally with the notes.

Our ability to make payments of interest and principal on the exchange notes generally will depend upon our ability to obtain sufficient funds from our subsidiaries for such payments. Our subsidiaries' ability to provide such funds may be restricted by contract and applicable laws and regulations governing the payment of dividends and distributions.

        We are a holding company whose assets primarily consist of the shares in our subsidiaries. We conduct substantially all of our business through our subsidiaries, which own substantially all of our consolidated assets. Consequently, our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

        As regulated entities, certain of our subsidiaries are subject to statutory and regulatory restrictions on their ability to pay dividends to us. Depending upon the earnings, growth and capital levels of these subsidiaries, from time to time, one or more of them may be rendered incapable as a matter of law or regulation from paying dividends or otherwise making capital distributions to us in amounts sufficient to cover our payment obligations on the exchange notes. For example, GFI Securities LLC is subject to stringent SEC and the FINRA rules concerning net capital and may be restricted by such rules from paying dividends to us without SEC and/or FINRA approval.

        If for any reason the Company is not able at any time to obtain from its subsidiaries adequate funds by way of dividends, distributions or other capital outflows to enable it to make payments of interest and principal on the exchange notes when due, we will have to explore other sources of funds for such payments, including new borrowing arrangements, but may only be able to incur such other debt or obtain such other funds on unfavorable terms or may not be able to obtain such funds at all.

Because the notes will not be guaranteed by any of our subsidiaries, the notes will be effectively subordinated to the obligations of our subsidiaries.

        Because our subsidiaries are not guaranteeing our obligations under the notes, holders of the notes will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings. All obligations of our subsidiaries would be effectively senior to the exchange notes. As a result, in the event of the bankruptcy, liquidation or reorganization of GFI Group Inc. or upon acceleration of the exchange notes due to an event of default, GFI Group Inc.'s subsidiaries' assets will be available to pay its obligations on the exchange notes only after all of the creditors of those subsidiaries have been paid in full. We currently have no indebtedness ranking equally in right of payment with the exchange notes and no secured indebtedness and our subsidiaries have no indebtedness. In addition, the amount available for borrowing under our Credit Agreement is $129.5 million. Any future borrowings under our Credit Agreement will be senior unsecured indebtedness ranking equally with the notes.

GFI Group Inc. may incur additional indebtedness that could limit the amount of funds available to make payments on the exchange notes.

        Neither the exchange notes nor the indenture prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by GFI Group Inc. or its subsidiaries other than indebtedness secured by liens without ratably securing the exchange notes. Any additional indebtedness or liabilities so incurred could increase the risks associated with our leverage, including the risk that we will be unable to service our debt, and reduce the amount of funds GFI Group Inc. would have available to pay its obligations under the exchange notes.

        We may from time to time incur additional debt and other liabilities. We have generally agreed not to incur debt secured by liens without equally and ratably securing the exchange notes. However, we and our subsidiaries may issue unsecured debt and secured debt in certain circumstances (subject to regulatory requirements for our regulated subsidiaries and subject to the requirement of any other agreements to which our subsidiaries may be a party). The exchange notes will, however, be unsecured and effectively subordinated to any secured debt that we may issue in the future. See "Description of the Exchange Notes—Certain Covenants—Limitation on Liens."

Dividends and other distributions to our shareholders could significantly reduce the cash available to make payments on the exchange notes.

        Our Board of Directors has approved a policy of paying quarterly dividends, subject to available cash flow from operations, other considerations and the determination by our Board of Directors of the amount. Our dividend policy may be affected by, among other things, our earnings, financial condition, future capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and our determination to make certain investments or acquisitions. The indenture governing the exchange notes does not, and any credit facility we may enter into might not, contain provisions restricting our ability to issue dividends or distributions. Should we continue to pay dividends or other distributions, such dividends or distributions could significantly reduce the cash available to us to make payments on the exchange notes.

Changes in the ratings of the exchange notes, our financial condition or level of indebtedness or the debt markets could adversely affect the future trading price of the exchange notes.

        The future trading price of the exchange notes depends on many factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by, or the market price for the exchange notes issued by, other companies similar to us;

  •
  our financial condition, financial performance and future prospects;

  •
  the amount of indebtedness we and our subsidiaries have outstanding; and

  •
  the overall condition of the financial markets.

        The credit markets and the financial services industry have recently experienced a period of significant disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, increased volatility in securities prices, severely diminished liquidity and credit availability and a significant level of intervention by the governments of the United States and other countries. As a result of these market conditions, the cost and availability of capital has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. The financial markets and prevailing interest rates are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the future trading price of the exchange notes.

        Credit rating agencies continually review their ratings for the companies they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the exchange notes, place us on "credit watch" with negative implications or decide not to continue to rate the exchange notes in their sole discretion. The reduction, suspension, or withdrawal of the ratings of the exchange notes will not constitute an event of default under the indenture governing the exchange notes. However, any reduction, suspension or withdrawal of these ratings may adversely affect the future trading price or liquidity of these exchange notes or may result in an adjustment to the interest rate applicable to the exchange notes. See "Description of the Exchange Notes—Interest Rate Adjustment."

Credit ratings may not reflect all risks.

        S&P, Moody's, and Fitch have assigned credit ratings to the exchange notes. The ratings may not reflect the potential impact of all risks discussed in this "Risk Factors" section, and other factors that may affect the value of the exchange notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the relevant rating agency at any time. Each rating should be evaluated independently of any other rating. The indenture under which the exchange notes will be issued will contain only limited protection for holders of the exchange notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction in the future.

The indenture under which the exchange notes will be issued may not sufficiently protect holders of exchange notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction.

        The indenture does not contain any provisions restricting our ability to:

  •
  incur additional debt, including debt effectively senior in right of payment to the exchange notes;

  •
  pay dividends on or purchase or redeem share capital;

  •
  sell assets (other than certain restrictions on our ability to consolidate, merge, amalgamate or sell all or substantially all of our assets);

  •
  enter into transactions with affiliates;

  •
  enter into sale and leaseback transactions; or

  •
  create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

        Additionally, the indenture does not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth.

An active trading market for the exchange notes may not develop.

        The exchange notes are a new issue of securities and there is currently no public market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange, the PORTAL market or any quotation system. Although the initial purchaser has informed us that they intend to make a market in the exchange notes, they are under no obligation to do so and may discontinue any market making activities at any time without notice. We cannot assure you that an active trading market for the exchange notes will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their exchange notes or the price at which holders of the exchange notes will be able to sell their exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, our performance, credit agency ratings and other factors. As a result, if the exchange notes are traded, they may trade at a discount from their offering price. Further, such market making activities will be subject to limits imposed by U.S. federal securities laws.

An increase in interest rates could result in a decrease in the relative value of the exchange notes.

        In general, as market interest rates rise, exchange notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these exchange notes and market interest rates increase, the market value of your exchange notes may decline. We cannot predict the future level of market interest rates.

The financial maintenance covenants in our Credit Agreement could limit the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs as a result.

        Under our Credit Agreement we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios. An adverse development affecting our business could require us to seek waivers or amendments of covenants, alternative or additional sources of financing or reductions in expenditures. We cannot assure you that such waivers, amendments or alternative or additional financings could be obtained or, if obtained, would be on terms acceptable to us. A failure to comply with the covenants contained in our Credit Agreement could result in an event of default thereunder or other agreements, which, if not cured or waived could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under our Credit Agreement, the lenders thereunder:

  •
  may not be required to lend any additional amounts to us, if applicable;

  •
  could elect to declare all indebtedness outstanding, together with any accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit, if applicable; or

  •
  could require us to apply all of our available cash to repay such indebtedness.

        Such actions by the lenders could cause cross defaults under our other indebtedness, including the indenture governing the exchange notes offered hereby.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our current or any future indebtedness, including a default under our Credit Agreement, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our current or any future indebtedness, including our Credit Agreement, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our Credit Agreement could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets securing such facilities and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our Credit Agreement to avoid being in default.

The exchange notes may be redeemed prior to maturity, which may adversely affect your return on the exchange notes.

        We may redeem the exchange notes, in whole or in part, on one or more occasions at any time prior to maturity. If redeemed, the "make-whole" redemption price for the exchange notes would be equal to the principal amount being redeemed, plus accrued interest to the redemption date, plus an amount described under "Description of the Exchange Notes—Optional Redemption" in this prospectus.

        Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed exchange notes.

Jersey Partners has significant voting power and may take actions that may not be in the best interest of our noteholders.

        Jersey Partners Inc. ("JPI"), together with its subsidiaries, in which our chief executive officer and founder, Michael Gooch, is the controlling shareholder, owns approximately 41% of our outstanding common stock. Our president, Colin Heffron, is also a minority shareholder of JPI. As a result, through JPI, Michael Gooch has the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to our noteholders with interests different from those of Michael Gooch. This concentration of voting power may have the effect of delaying or impeding actions that could be beneficial to our noteholders, including actions that may be supported by our Board of Directors.

We may not be able to repurchase all of the exchange notes upon a change of control repurchase event.

        As described under "Description of the Exchange Notes—Change of Control Repurchase Event," we will be required to offer to repurchase the exchange notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the exchange notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the exchange notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

Risks Associated with the Exchange Offer

You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer.

        If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legends on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        Currently, we do not anticipate that we will register the original notes under the Securities Act. Except for limited instances involving the initial purchaser or holders of original notes who are not eligible to participate in the exchange offer or who would not receive freely transferable exchange notes in the exchange offer, we will not be under any obligation to register the original notes under the Securities Act under the registration rights agreement or otherwise. Also, if the exchange offer is completed on the terms and within the time period contemplated by this prospectus, additional interest will not be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.

        To the extent that original notes are exchanged in the exchange offer, the trading market for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange in the exchange offer could be adversely affected. The extent of the market for original notes will depend upon a number of factors, including the number of holders of original notes remaining outstanding after the exchange offer and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a smaller outstanding market value available for trading, which is called the "float," may command a lower price compared to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that original notes exchanged in the exchange offer reduce the float of the original notes. The reduced float may also make the trading price of the original notes that are not exchanged more volatile.

There are state securities law restrictions on the resale of the exchange notes.

        In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Some holders who exchange their original notes may be deemed to be underwriters.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        We will issue exchange notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange. See "The Exchange Offer."

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of exchange notes in the exchange offer. The exchange notes will evidence the same debt as the original notes tendered in exchange for the exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

        We used the net proceeds from the issuance of the original notes to (i) repay the entire $135.0 million of principal amount and any accrued and unpaid interest outstanding under our Credit Agreement, (ii) redeem all of the $60.0 million of principal amount of our 7.17% Senior Notes, including payment of all accrued and unpaid interest thereunder and all premiums and transaction expenses associated therewith and (iii) fund our working capital.

 CAPITALIZATION

        The following table sets forth the consolidated cash and cash equivalents and total capitalization of GFI Group Inc. as of June 30, 2011 (i) on a historical basis and (ii) on an as adjusted basis after giving effect to the issuance of the original notes and the application of the proceeds as described in "Use of Proceeds."

        You should read this table together with the information contained in "Use of Proceeds," "Summary Historical Consolidated Financial and Other Data" and the consolidated financial statements and related financial information incorporated by reference in this offering memorandum.

	As of June 30, 2011
	Historical	As Adjusted(1)
	(unaudited, in thousands)
Cash and cash equivalents	$257,992	$295,969

Debt:
Credit Agreement(2)	135,000	—
7.17% Senior Notes	60,000	—
8.375% Senior Notes	—	250,000

Total debt	195,000	250,000
Total stockholders' equity(3)	489,925	486,112

Total capitalization	$684,925	$736,112

(1)
"As Adjusted" amounts represent the application of the proceeds as described in "Use of Proceeds" from the original notes to, among other things, repay all amounts outstanding under its Credit Agreement and redeem all of the Company's 7.17% Senior Notes. Following repayment of the Credit Agreement and redemption of the Company's 7.17% Senior Notes, all of the collateral and liens over the Company's assets were released.

(2)
In connection with the issuance of the original notes, the aggregate revolving commitment under our Credit Agreement was reduced to $129.5 million. The Credit Agreement matures on December 20, 2013 and provides for both revolving loans and the issuance of letters of credit. The Credit Agreement contains an overall limit on outstanding loans in currencies other than U.S. dollars equal to the lesser of the aggregate revolving commitments and $100 million.

Interest rates on borrowings under the Credit Agreement are based on either the federal funds rate, the prime rate or LIBOR. We may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions. We may also release all of the collateral securing the obligations under the Credit Agreement under certain conditions. The Credit Agreement also includes customary mandatory prepayment provisions which are triggered when certain events occur, for example, in the event the Company inadvertently exceeds the sub-commitment limits for any currency or if it incurs additional indebtedness that meets specified criteria. The Credit Agreement contains customary representations, warranties and covenants (including financial covenants) and default provisions.

Following the Company's use of proceeds from the issuance of the original notes to, among other things, repay all amounts outstanding under its Credit Agreement and redeem all of its 7.17% Senior Notes, all of the collateral and liens securing the Company's assets were released.

(3)
"As Adjusted" amount reflects premiums paid on redemption and acceleration of deferred financing fees related to the 7.17% Senior Notes.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On July 19, 2011, we sold the original notes in a transaction exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States, unless so registered or unless an exemption from the Securities Act registration requirements is available. Pursuant to the registration rights agreement entered into with the initial purchaser of the original notes, we agreed, for the benefit of holders of the original notes, to:

  •
  no later than 180 days after the original issue date of the original notes, or January 16, 2012, file a registration statement with the SEC with respect to a registered offer to exchange the original notes for exchange notes that will be issued under the same indenture, in the same aggregate principal amount as and with terms that are substantially identical in all material respects to the original notes, except that they will not contain terms with respect to transfer restrictions and use our commercially reasonable efforts to cause such registration statement to become effective at the earliest practicable time;

  •
  have the exchange offer registration statement remain effective under the Securities Act until the earlier of 180 days after the effective date of the exchange offer registration statement and the date on which broker-dealers that receive exchange notes for their own account in exchange for original notes, where such original notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, which broker-dealers we refer to herein as the "Participating Broker-Dealers", are no longer required to deliver a prospectus in connection with market-making or other trading activities; and

  •
  complete the exchange offer no later than May 14, 2012.

        For each original note tendered to us pursuant to the exchange offer, we will issue to the holder of such original note an exchange note having a principal amount at maturity equal to that of the surrendered original note. Interest on each exchange note will accrue:

  (1)
  from the later of:

  •
  the last interest payment date on which interest was paid on the note surrendered in exchange therefore; and

  •
  if the note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date; or

  (2)
  if no interest has been paid on such note, from the original issue date.

        This exchange offer satisfies our obligations under the registration rights agreement.

        Under existing SEC interpretations, contained in several no-action letters to third parties, the exchange notes (and the related guarantees) will be freely transferable by holders (other than affiliates of the issuer) after the exchange offer free of any covenant regarding registration under the Securities Act; provided, however, that each holder that wishes to exchange its original notes for exchange notes will be required to represent:

  •
  that any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  that, at the time of the commencement and consummation of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

  •
  that it is not our "affiliate" (as defined in Rule 405 promulgated under the Securities Act);

  •
  if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

  •
  if such holder is a broker-dealer, or a Participating Broker-Dealer, that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

        The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the exchange notes) with the prospectus contained in the exchange offer registration statement.

        Under the registration rights agreement, we have agreed to furnish upon written request, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers for use in connection with any resale of exchange notes.

Shelf Registration Statement

        In the event that:

  (1)
  changes in applicable law or SEC policy do not permit us to effect the exchange offer;

  (2)
  for any reason the exchange offer is not completed on or prior to May 14, 2012;

  (3)
  with respect to any holder of original notes, (i) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) such holder may not sell the exchange notes acquired by it in the exchange offer without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate for such resales by such holder or (iii) such holder is a broker-dealer and holds original notes acquired directly from us or one of our affiliates, upon such holder's request; or

  (4)
  the initial purchaser notifies the Company (i) with respect to the original notes not eligible to be exchanged for exchange notes in the exchange offer or (ii) it will not receive freely tradeable exchange notes in exchange for the original notes constituting any portion of its unsold allotment;

then in each case, we will, at our sole expense, (a) as soon as practicable, but, in no event later than the later of (x) January 16, 2012 and (y) 90 days after such filing obligation arises (or if such 90th day is not a business day, the next succeeding business day), file a shelf registration statement covering resales of the original notes (the "Shelf Registration Statement"), (b) use our commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or before the 180th day after such filing obligation arises (or if such 180th day is not a business day, the next succeeding business day) and (c) keep effective the Shelf Registration Statement until the earlier of two years after the effective date of the Shelf Registration Statement or such time as all of the applicable notes have been sold thereunder.

        We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes. A holder selling such original notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Additional Interest

        If we fail to meet the obligations listed above, then additional interest (the "Additional Interest") shall become payable in respect of the exchange notes if:

          (A)  neither the exchange offer registration statement nor the Shelf Registration Statement is filed with the SEC on or before January 16, 2012, in the case of the exchange offer registration statement, or the later of January 16, 2012 and 90 days after such filing obligation arises (or if such 90th day is not a business day, the next succeeding business day) in the case of the Shelf Registration Statement;

          (B)  the Shelf Registration has not been declared effective by the SEC on or before the 180th day after such filing obligation arises (or if such 180th day is not a business day, the next succeeding business day);

          (C)  the exchange offer has not been completed on or before May 14, 2012; or

          (D)  the exchange offer registration statement or the Shelf Registration Statement is filed and declared effective by the SEC and thereafter ceases to be effective or fails to be usable for its intended purpose during the periods required under the registration rights agreement (each, a "Registration Default"), then the Company will pay Additional Interest to each holder of the notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one quarter of one percent (0.25%) per annum on the principal amount held by such holder. The amount of the Additional Interest will increase by an additional one quarter of one percent (0.25%) per annum on the principal amount with respect to each subsequent 90-day period until all Registration Defaults have been cured, but in no event shall such increase exceed 1.0% per annum.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires on the expiration date. The expiration date is 5:00 p.m., New York City time, on                                    , unless we, in our sole discretion, extend the period during which the exchange offer is open, in which event the expiration date is the latest time and date on which the exchange offer, as so extended by us, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York Mellon Trust Company, N.A., as the exchange agent, and by timely public announcement communicated in accordance with applicable law or regulation. During any extension of the exchange offer, all original notes previously tendered pursuant to the exchange offer and not validly withdrawn will remain subject to the exchange offer.

        The exchange date will occur promptly after the expiration date. We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events set forth below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

        If any such termination or amendment occurs, we will notify the exchange agent in writing and either will issue a press release or will give written notice to the holders of the original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the original notes on the exchange date.

        If we waive any material condition to the exchange offer, or amend the exchange offer in any material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the exchange offer will be extended until the expiration of such five business day period.

        This prospectus and the related letters of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

        Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Terms of the Exchange Offer

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of exchange notes for each $1,000 in principal amount of outstanding original notes, provided that no notes of $2,000 or less shall be accepted in part. We will accept for exchange any and all original notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "—Conditions of the Exchange Offer." Original notes may be tendered only in multiples of $1,000, provided that no notes of $2,000 or less shall be accepted in part. Holders of original notes may tender less than the aggregate principal amount represented by their original notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered original notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

        As of June 30, 2011, $250.0 million in aggregate principal amount at maturity of the original notes are outstanding. Solely for reasons of administration, we have fixed the close of business on                                    as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the original notes, or the holder's legal representative or attorney-in-fact, whose ownership is reflected in the records of The Bank of New York Mellon Trust Company, N.A., as registrar, or whose original notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the original notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of notes is our "affiliate," as defined in Rule 405 under the Securities Act.

        We will be deemed to have accepted validly tendered original notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes and for purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

        Holders of original notes do not have appraisal or dissenters' rights under applicable law or the Indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Exchange Act, including Rule 14e-1.

        Holders who tender their original notes in the exchange offer will not be required to pay brokerage commissions or fees or, provided that the instructions in the letter of transmittal are followed, transfer taxes with respect to the exchange of original notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "—Solicitation of Tender; Expenses" for more information about the costs of the exchange offer.

        We do not make any recommendation to holders of original notes as to whether to tender any of their original notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of original notes to tender, after carefully reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

How to Tender

        The tender to us of original notes by you pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

        General Procedures.    A holder of an original note may tender the same by (i) properly completing and signing the applicable letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer, which we refer to herein as a Book-Entry Confirmation, pursuant to the procedure described below), to the exchange agent at its address set forth on the inside back cover of this prospectus on or prior to the expiration date or (ii) complying with the guaranteed delivery procedures described below.

        If tendered original notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange therefore are to be issued (and any untendered original notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm, which we refer to herein as an Eligible Institution, that is a member of a recognized signature guarantee medallion program, which we refer to herein as an Eligible Program, within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact such holder promptly and instruct such holder to tender original notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such original notes himself, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering such original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the original notes at The Depository Trust Company, which we refer to herein as the Book-Entry Transfer Facility, for purposes of the exchange offer within two business days after receipt of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of original notes by causing the Book-Entry Transfer Facility to transfer such original notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address specified on the inside back cover page of this prospectus on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The method of delivery of original notes and all other documents is at your election and risk. If sent by mail, we recommend that you use registered mail, return receipt requested, obtain proper insurance, and complete the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Guaranteed Delivery Procedures.    If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date, a tender may be effected if the exchange agent has received at its office listed on the inside back cover of this prospectus on or prior to the expiration date a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of the original notes and, if possible, the certificate numbers of the original notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the original notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless original notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery that may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related letter of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes (or a timely Book-Entry Confirmation) is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered original notes (or a timely Book-Entry Confirmation).

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of original notes will be determined by us and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of us, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer (including the letters of transmittal and the instructions thereto) will be final and binding.

Terms and Conditions of the Letters of Transmittal

        The letters of transmittal contain, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering original notes for exchange, whom we refer to herein as the "Transferor", exchanges, assigns and transfers the original notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor's agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The Transferor further agrees that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange therefore shall constitute performance in full by us of our obligations under the registration rights agreement and that we shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal Rights

        Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the inside back cover of this prospectus. Any such notice of withdrawal must specify the person named in the letter of transmittal as having tendered the original notes to be withdrawn, the certificate numbers of the original notes to be withdrawn, the principal amount of original notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such original notes exchanged, and the name of the registered holder of such original notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn. The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and our determination will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered original notes when, as and if we have given written notice thereof to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of original notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged original notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is so terminated.

Conditions to the Exchange Offer

        We are not required to accept or exchange, or to issue exchange notes in exchange for, any outstanding original notes. We may terminate or extend the exchange offer by oral or written notice to the exchange agent and by timely public announcement communicated in accordance with applicable law or regulation, if:

  •
  any federal law, statute, rule, regulation or interpretation of the staff of the SEC has been proposed, adopted or enacted that, in our judgment, might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

  •
  an action or proceeding has been instituted or threatened in any court or by any governmental agency that, in our judgment might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

  •
  there has occurred a material adverse development in any existing action or proceeding that might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939;

  •
  there is a change in the current interpretation by the staff of the SEC that permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer exchange notes issued in the exchange offer without registration of the exchange notes and delivery of a prospectus; or

  •
  a material adverse change shall have occurred in our business, condition, operations or prospects.

        The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at its address set forth on the inside back cover page of this prospectus. Delivery to an address other than the one set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, you must not rely on such information or representations as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

        The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, at our discretion, we may take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of original notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Appraisal Rights

        You will not have appraisal rights in connection with the exchange offer.

Federal Income Tax Consequences

        The exchange of original notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations."

Regulatory Approvals

        Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the original notes. Accordingly, we will recognize no gain or loss for accounting purposes in connection with the exchange offer. The expense of the exchange offer will be expensed over the term of the exchange notes.

Other

        Participation in the exchange offer is voluntary and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the terms of the original notes and the registration rights agreement. Holders of the original notes who do not tender their original notes in the exchange offer will continue to hold such original notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any terms of the registration rights agreement, which by its terms, terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes." All untendered original notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes not tendered and accepted in the exchange offer could be adversely affected. See "Risk Factors—Risks Associated with the Exchange Offer—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer."

        We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

        On July 19, 2011, GFI Group Inc. completed an offering of $250.0 million in aggregate principal amount of 8.375% senior notes due 2018. The original notes were issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following statements relating to the notes, the indenture and the registration rights agreement are summaries of certain provisions thereof, are not a complete description thereof and are qualified in their entirety by reference to all of the provisions of the indenture including those terms made a part thereof by the Trust Indenture Act of 1939, as amended, the registration rights agreement and the notes. The definitions of certain capitalized terms used in the following summary are set forth below under "Definitions." We encourage you to read the summaries of the exchange notes, the indenture and the registration rights agreement in this prospectus, as well as the form of notes, the indenture and the registration rights agreement, copies of which are available upon written request from the Company. In this section, references to "we," "us" and "our" mean only GFI Group Inc. and not to any of our subsidiaries.

        As used in this "Description of the Exchange Notes," except as the context otherwise requires, the term "notes" refers to both the original notes and the exchange notes. The form and terms of the exchange notes are substantially identical to the form and terms of the original notes, except that the exchange notes:

  •
  will be registered under the Securities Act; and

  •
  will not bear any legends restricting transfer.

        In connection with the offering of the original notes, we entered into a registration rights agreement with the original purchaser of the original notes. In the registration rights agreement, we agreed to offer our new exchange notes, which will be registered under the Securities Act in exchange for the original notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. See "The Exchange Offer".

Payments

        The notes will mature on July 19, 2018. The notes will bear interest from July 19, 2011 at a rate equal to 8.375% per annum, based on a 360-day year of twelve 30-day months. Interest on the notes will be payable semi-annually in arrears on each January 19 and July 19, beginning on January 19, 2012, to the persons in whose names the notes are registered at the close of business on the 15th calendar day immediately preceding the applicable interest payment date (whether or not a business day). Payments of principal, premium, if any, and interest to owners of book-entry interests (as described below) are expected to be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants in effect from time to time.

        If an interest payment date or the maturity date falls on a Saturday, Sunday or other day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close, the required payment due on such date will instead be made on the next business day. No additional interest will accrue as a result of such delayed payment.

        Prior to the due presentment of a note for registration of transfer, we, the trustee and any other agent of ours or the trustee may treat the registered holder of each note as the owner of such note for the purpose of receiving payments of principal of and interest on such note and for all other purposes whatsoever.

Ranking

        The notes will be general unsecured senior obligations of ours and will rank equally with our other senior indebtedness from time to time outstanding, be senior in right of payment to any future subordinated indebtedness and effectively be junior in right of payment to (x) any of our secured indebtedness to the extent of the assets securing such indebtedness and (y) all indebtedness and other liabilities of our subsidiaries. The notes will not be guaranteed by any of our subsidiaries and, accordingly, the notes will be effectively subordinated to the claims of our subsidiaries' creditors, including trade creditors. The notes will not be secured by any of our assets and do not limit our ability or the ability of our subsidiaries to incur or guarantee indebtedness other than as described under "—Certain Covenants—Limitation on Liens." Holders of secured debt would have claims on the assets securing such indebtedness prior to the holders of the notes.

        We currently have no indebtedness ranking equally in right of payment with the notes and no secured indebtedness and our subsidiaries have no indebtedness. See "Use of Proceeds" and "Capitalization."

        Because we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the notes, depend upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for payments on the notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to statutory, regulatory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations. See "Risk Factors—Risks Relating to the Exchange Notes—Our ability to make payments of interest and principal on the notes generally will depend upon our ability to obtain sufficient funds from our subsidiaries for such payments. Our subsidiaries' ability to provide such funds may be restricted by contract and applicable laws and regulations governing the payment of dividends and distributions."

Optional Redemption

        The notes will be redeemable, in whole or in part at any time, at our option, for cash, at a redemption price equal to the greater of:

  (1)
  100% of the aggregate principal amount of the notes to be redeemed; or

  (2)
  as calculated by the Quotation Agent (as defined below), an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points, plus, in each case, accrued interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity (or interpolated maturities) comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means (1) Jefferies & Company, Inc. (and its affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, and (2) three other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price on such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected by the trustee by a method it deems to be fair and appropriate.

Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase.

        Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to our offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee for cancellation the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by us.

        The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

        We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

        "Below Investment Grade Rating Event" means the notes cease to be rated Investment Grade by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the related Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any "person" or

    "group" within the meaning of Section 13(d)(3) of the Exchange Act, other than us or one of our wholly owned subsidiaries;

  (2)
  the adoption of a plan relating to our liquidation or dissolution;

  (3)
  the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act, other than us, one or more of our wholly owned subsidiaries or a Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares; provided that a transaction shall not constitute a "Change of Control" under this definition if (i) the sole purpose of the transaction is to change our jurisdiction of incorporation and (ii) our shareholders and the number of shares of our Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such transaction are identical; or

  (4)
  we consolidate with, or merge with or into, any "person" within the meaning of Section 13(d)(3) of the Exchange Act, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding shares of our Voting Stock or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a related Below Investment Grade Rating Event.

        "Fitch" means Fitch Inc., a subsidiary of Fimalac, S.A. and any successors thereto.

        "Investment Grade" means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any Substitute Rating Agency.

        "Moody's" means Moody's Investors Services, Inc. (or any successor to the rating agency business thereof).

        "Permitted Holder" means:

  (i)
  Mr. Michael A. Gooch and his guardians, conservators, committees or attorneys-in-fact;

  (ii)
  lineal descendants of Mr. Gooch (a "descendant") and their respective guardians, conservators, committees or attorneys-in-fact;

  (iii)
  any trusts created for the benefit of any of the persons described in clauses (i) and (ii) of this definition; and

  (iv)
  Jersey Partners Inc. and any of its affiliates.

        "Rating Agency" means each of Fitch, Moody's and S&P; provided, that if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, we may select another "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement agency for such Rating Agency, a "Substitute Rating Agency"; provided, that no single Substitute Rating Agency may be a replacement agency for more than one Rating Agency.

        "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successors thereto.

        "Voting Stock" means, with respect to any person, capital stock of any class or kind, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, transfer, lease, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of our properties or assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Interest Rate Adjustment

        The applicable interest rate payable on the notes will be subject to adjustment from time to time if any of S&P, Moody's or Fitch (or, if applicable, any Substitute Rating Agency for any of the foregoing) downgrades (or subsequently upgrades) the debt rating assigned to the notes (a "rating") as set forth below.

        If the rating from S&P (or any Substitute Rating Agency thereof) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable when originally issued by the percentage points set forth opposite that rating:

S&P Rating*	Interest Rate Adjustment
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
Or the equivalent ratings of any Substitute Rating Agency.

        If the rating from Moody's (or any Substitute Rating Agency thereof) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable when originally issued by the percentage points set forth opposite that rating:

Moody's Rating*	Interest Rate Adjustment
Ba3	0.25%
B1	0.50%
B2	0.75%
B3 or below	1.00%

*
Or the equivalent ratings of any Substitute Rating Agency.

        If the rating from Fitch (or any Substitute Rating Agency thereof) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable when originally issued by the percentage points set forth opposite that rating:

Fitch Rating*	Interest Rate Adjustment
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
Or the equivalent ratings of any Substitute Rating Agency.

        If subsequent to a rating decrease any of S&P, Moody's or Fitch (or, if applicable, a Substitute Rating Agency for any of the foregoing), as the case may be, subsequently increases or decreases its rating of the notes to any of the ratings set forth above, the applicable per annum interest rate on the notes will be increased or decreased such that the applicable per annum interest rate for the notes equals the interest rate payable when originally issued plus (if applicable) the sum of the percentages set forth opposite the applicable ratings from the tables above in effect immediately following the rating increase or decrease. If S&P (or any Substitute Rating Agency thereof) subsequently increases its rating of the notes to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, Moody's (or any Substitute Rating Agency thereof) increases its rating to Ba2 (or its equivalent, in the case of a Substitute Rating Agency) or higher and Fitch (or any Substitute Rating Agency thereof) subsequently increases its rating of the notes to BBB (or its equivalent, in the case of a Substitute Rating Agency) or higher, the applicable per annum interest rate on the notes will be decreased to the interest rate payable when originally issued.

        Each adjustment to the applicable interest rate required by any decrease or increase in the ratings set forth above, whether occasioned by the action of S&P, Moody's or Fitch (or, if applicable, any Substitute Rating Agency for any of the foregoing), shall be made independent of any and all other adjustments. Notwithstanding anything to the contrary contained herein, in no event shall (1) the applicable interest rate for the notes be reduced to below the interest rate payable when originally issued or (2) the total increase in the applicable per annum interest rate on the notes exceed 2.00% above the interest rate payable when originally issued.

        Except as provided below, no adjustments in the applicable per annum interest rate of the notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes. If at any time fewer than two Rating Agencies provide a rating of the notes for a reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P, Moody's or Fitch, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable when originally issued plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage points resulting from a decreased rating by any other Rating Agency). For so long as only one Rating Agency (including any Substitute Rating Agency) provides a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be two times the percentage points set forth in the applicable table above. For so long as no Rating Agency (including any Substitute Rating Agency) provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable when originally issued; provided, however, that no adjustments in the applicable per annum interest rate of the notes shall be made solely as a result of a Rating Agency ceasing to exist or ceasing to provide ratings generally at such time. Notwithstanding anything to the contrary contained herein, if at any point in time the Rating Agencies (including any Substitute Rating Agency) cease to exist or cease to provide ratings generally and the Company has not been able to appoint any Substitute Rating Agency despite the use of its commercially reasonable best efforts as required above, the interest rate on the notes shall be the interest rate payable on the notes when originally issued. We agree to use our commercially reasonable efforts to maintain a rating on the notes from each of Moody's, S&P and Fitch.

        Any increase or decrease in the applicable interest rate, as described above, will take effect from the first day of the interest period immediately following the applicable interest period during which a rating change requires an adjustment in the interest rate. If the applicable interest rate adjusts up and then subsequently adjust down during the same interest period, the interest rate shall be determined based on the ratings in effect at the end of the interest period.

Certain Covenants

Limitation on Liens

        The indenture provides that, so long as any of the notes remain outstanding, we will not, and will not permit any Significant Subsidiary to create, assume, incur, guarantee or otherwise become liable for any Indebtedness for money borrowed if such Indebtedness is secured by a mortgage, pledge, security interest or lien (collectively, "liens") on any Voting Security (as defined below) of any Significant Subsidiary, without equally and ratably securing the notes by a lien ranking equally and ratably with (or, at our option, senior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

  a.
  liens on the Voting Securities of any entity existing at the time it becomes a subsidiary of ours (and any extensions, renewals or replacements thereof);

  b.
  any lien existing as of the original date of the indenture; and

  c.
  any lien in favor of GFI Group Inc.

        Any lien created for the benefit of the holders of the notes pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of the corresponding lien.

        "Significant Subsidiary" means, at any time, any subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, promulgated by the SEC pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date of the Indenture, determined based upon the Company's most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Company's Annual Report on Form 10-K (or 10-K/A) filed with the SEC; provided that, in the case of a subsidiary formed or acquired after the date of the Indenture, the determination of whether such subsidiary is a Significant Subsidiary shall be made on a pro forma basis based on the Company's most recent consolidated financial statements for the most recently completed fiscal quarter or fiscal year, as applicable, as set forth in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or 10-K/A), as applicable, filed with the SEC.

        "Voting Securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, stock that carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, transfer, lease or convey all or substantially all of our assets to, any person unless either (a) we will be the continuing entity or (b) the successor entity or person to which our assets are transferred or leased is an entity organized under the laws of the United States, any state of the United States or the District of Columbia, and it expressly assumes our obligations on the notes and under the indenture by an indenture supplemental to the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor had been named as us thereunder; and thereafter, except in the case of a lease, we shall be discharged from all our obligations and covenants under the notes and the indenture.

        This covenant does not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, transfer, lease or conveyance of all or substantially all of our assets.

Definitions

        "Indebtedness" means all items classified as indebtedness on our most recently available consolidated balance sheet, in accordance with accounting principles generally accepted in the United States of America.

        "person" means any individual, corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "subsidiary" means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of that person or (b) the only general partners of which are that person or one or more subsidiaries of that person (or any combination thereof).

Modification, Amendment or Waiver

        We and the trustee may from time to time amend and/or supplement the indenture and the notes without the consent of registered holders to, among other things:

  (1)
  modify the restrictions on, procedures for and legending related to resale, attempted resale, and other transfers of the notes or interests therein to reflect any change in applicable law or regulation (or interpretation thereof); provided, however, that (a) compliance with the indenture as so amended may not result in notes being transferred in violation of the Securities Act or any applicable securities laws and (b) any such modification shall not adversely affect the interests of the holders of the notes in any material respect;

  (2)
  cure any ambiguity or defect in or to correct or supplement any provision of the indenture or any note that may be inconsistent with any other provision of the indenture or the notes;

  (3)
  provide for the assumption of our obligations under the indenture and the notes by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  (4)
  impose additional covenants and events of default, secure the notes or add guarantees of any person for the benefit of the holders of the notes;

  (5)
  provide for uncertificated notes in addition to or in place of certificated notes;

  (6)
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

  (7)
  to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of the notes, but only if such action shall not adversely affect the interests of the holders of the notes or any series of notes issued under the indenture; or

  (8)
  make any other change that does not, in the good faith opinion of the board of directors, adversely affect the interests of the holders of the notes.

        With certain exceptions, we may make modifications and amendments of the indenture with the consent of the registered holders of not less than a majority in aggregate principal amount of the notes of a series at the time outstanding under the indenture. Certain past defaults and compliance by us with the covenants may be waived on behalf of registered holders of notes of a series, either generally or in a specific instance and either before or after the time for compliance with those covenants, with the consent of holders of not less than a majority in aggregate principal amount of the then outstanding notes of such series. Nevertheless, without the consent of each registered holder of the notes affected thereby, no such modification or amendment may, among other things, reduce the principal of or interest on any of the outstanding notes, extend the stated maturity of the notes, change the interest payment dates or terms of payment for the notes, change the coin or currency in which the principal of or interest on the notes is payable, or reduce the percentage of registered holders necessary to modify or amend the indenture and the notes or to waive compliance with covenants.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture with respect to the notes, means any of the following:

  •
  failure to pay interest for 30 days after the date payment on any note is due and payable;

  •
  failure to pay principal or premium, if any, on any note when due, either at maturity, upon redemption, acceleration or otherwise;

  •
  failure to pay any other indebtedness in an aggregate principal amount of at least $25.0 million beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its stated maturity;

  •
  failure by us to perform any other covenant in the indenture or the notes ("other covenants") for 90 days after we receive notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding that performance was required;

  •
  events related to our bankruptcy, insolvency, reorganization or liquidation; or

  •
  failure by us to make an offer to repurchase or repurchase the notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under "—Change of Control Repurchase Event."

        If an Event of Default (other than an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation) occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by notice in writing to us (and to the trustee if given by the holders of the notes), may declare the entire principal of the notes and any accrued and unpaid interest to be due and payable immediately.

        The holders of not less than a majority in aggregate principal amount of the notes then outstanding may, after satisfying the conditions in the indenture, rescind and annul any of the above described declarations and their consequences.

        If an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation occurs and is continuing, then the principal amount of the notes outstanding, and any accrued and unpaid interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of notes against us. Except as provided below, no holder of notes may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice that an event of default is continuing;

  •
  the holders of at least 25% in principal amount of the notes have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee security or indemnity satisfactory to it for costs, expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding notes.

        Notwithstanding the foregoing, each holder of notes of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, the notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of notes.

        We will be required to file annually with the trustee a statement as to the performance of certain obligations under the indenture and as to any default in such performance.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture and the notes as set forth below.

        We may discharge our obligations to holders of notes that have not already been delivered to the trustee for cancellation and that have become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the notes.

        We may also discharge any and all of our obligations to holders of notes at any time ("legal defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of notes and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect legal defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding notes; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders' and beneficial owners' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the notes, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law issued or pronounced after the date of this prospectus.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any notes, to replace any temporary, mutilated, destroyed, lost or stolen notes or to maintain an office or agency in respect of the notes.

SEC Reports and Reports to Holders

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, within the time periods specified in the SEC's rules and regulations, if we were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, we will furnish to such holders all reports that would be required to be filed with the SEC on Form 8-K, within the time periods specified in the SEC's rules and regulations, if we were required to file the reports. Finally, whether or not required by the rules and regulations of the SEC, we will file a copy of all the information described in the preceding sentences with the SEC within the time periods specified above unless the SEC will not accept the filing. We will also make the information available to investors who request it in writing, unless the Company has filed such information with the SEC via the Edgar Filing System and such information is publicly available. Currently, we are required to and do file quarterly and annual reports on Forms 10-Q and 10-K. Furthermore, we will promptly furnish to the holders notices of (a) any Payment Default under any instrument evidencing Indebtedness for borrowed money, and (b) any acceleration of such Indebtedness prior to its express maturity.

Governing Law

        The indenture is, and the notes will be, governed by the laws of the State of New York.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. We may maintain deposit accounts or conduct other transactions with the trustee in the ordinary course of business.

BOOK ENTRY, DELIVERY AND FORM

        The exchange notes will be represented by one or more notes in registered, global form without interest coupons, each, a Global Note and will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form, except in limited circumstances.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        We understand that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants").

        Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose. Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        We understand that it is DTC's current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Global Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds and transfers between participants in Euroclear Bank S.A./N.V. ("Euroclear") Clearstream Banking société anonyme, Luxembourg ("Clearstream") will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, which it will distribute to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of delivery of such notice or (b) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days of delivery of such notice;

  (2)
  we, in our sole discretion, determine that the notes shall no longer be represented by one or more Global Notes and execute and deliver to the Trustee a company order pursuant to the indenture that such Global Notes shall be so exchangeable; or

  (3)
  there shall have occurred and be continuing an event of default with respect to the notes under the indenture.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following discussion is a summary of the material United States federal income tax consequences that may be relevant with respect to the exchange offer and the ownership and disposition of the notes, and does not purport to be a complete analysis of all potential tax effects. This discussion only applies to holders of notes who are exchanging original notes for exchange notes and does not address all the United States federal income tax consequences that may be relevant to a beneficial owner of the notes in light of such beneficial owner's particular circumstances or to beneficial owners of the notes that are subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, United States expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (defined below) whose functional currency is not the United States dollar, tax-exempt organizations, persons liable for the alternative minimum tax, persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, the effect of the United States federal estate tax laws and any applicable state, local or foreign tax laws is not discussed. Finally, this discussion is limited to those beneficial owners of the notes that hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code," and purchased the notes in the original offering at their issue price, which will equal the first price at which a substantial amount of the notes are sold for money, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        This discussion is based on the provisions of the Code, United States Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service, or the "IRS," and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretation at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the notes.

        We have not sought, nor will we seek, any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Each partner of a partnership holding notes should consult its own tax advisors regarding the United States federal, state, local and foreign tax consequences to them.

        Prospective investors should consult their own tax advisors with regard to the application of the United States federal income tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Tax Consequences of the Exchange Offer

        The exchange of original notes for exchange notes pursuant to the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. As a result:

  •
  a holder of original notes will not recognize taxable gain or loss as a result of the exchange of original notes for exchange notes pursuant to the exchange offer;

  •
  the holding period of the exchange notes will include the holding period of the original notes surrendered in exchange therefor; and

  •
  a holder's adjusted tax basis in the exchange notes will be the same as such holder's adjusted tax basis in the original notes surrendered in exchange therefor.

Tax Considerations Applicable to U.S. Holders of the Exchange Notes

        As used herein, "U.S. Holder" means a beneficial owner of the notes (other than entity or arrangement that is treated as a partnership for United States federal income tax purposes) who or that is for United States federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more "United States persons" (as defined in the Code) can control all substantial trust decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Interest

        A U.S. Holder will generally include interest on the notes as ordinary income when it is received or accrued in accordance with such U.S. Holder's regular method of accounting for United States federal income tax purposes.

Market Discount

        If a U.S. Holder purchases a note for an amount that is less than stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. A U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues or pursuant to an election to include in gross income all interest that accrues on any note (including stated interest, market discount and de minimis market discount, as adjusted by any bond premium) in accordance with a constant yield method based on the compounding of interest. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Bond Premium

        If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than stated interest, the holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder's income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Special rules may apply in the case of notes that are subject to optional redemption.

Contingent payments

        Our obligation to make payments upon a registration default or in the circumstances set forth in "Description of the Exchange Notes—Change of Control Repurchase Event" or "Description of the Exchange Notes—Interest Rate Adjustment," may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes. Our position is binding on you unless you disclose a contrary position in the manner required by applicable Treasury regulations. Our position is not binding on the IRS, and there can be no assurance that the IRS will not challenge our position. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and would be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Sale or other taxable disposition of the notes

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under "Certain United States Federal Income Tax Considerations—Tax Considerations Applicable to U.S. Holders of the Exchange Notes—Interest" or to accrued market discount, which will be taxable as ordinary income to the extent not previously included in gross income, in the manner described under "Certain United States Federal Income Tax Considerations—Tax Considerations Applicable to U.S. Holders of the Exchange Notes—Market Discount") and the U.S. Holder's tax basis in the note, which generally will be the U.S. Holder's cost therefor, adjusted for market discount and amortization of bond premium. Recognized gain or loss on the disposition of a note generally will be capital gain or loss, and will generally be long-term capital gain or loss if a note has been held for more than one year. A non-corporate U.S. Holder's long-term capital gain generally will be subject to preferential tax rates. A U.S. Holder's ability to deduct capital losses may be limited.

Medicare Contribution Tax

        In addition to the considerations described under "Certain United States Federal Income Tax Considerations—Tax Considerations Applicable to U.S. Holders of the Exchange Notes—Interest" and "Certain United States Federal Income Tax Considerations—Tax Considerations Applicable to U.S.

Holders of the Exchange Notes—Sale or other taxable disposition of the notes", in taxable years beginning after December 31, 2012, the Code will require certain U.S. Holders that are individuals, estates or trusts to pay up to an additional 3.8% tax on interest and capital gains derived from the notes.

Information reporting and backup withholding

        Information returns will be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale, redemption, retirement or other disposition of the notes. A U.S. Holder will be subject to backup withholding at a rate currently equal to 28% on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax, and the amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Considerations Applicable to Non-U.S. Holders of the Exchange Notes

        The following discussion is limited to the United States federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a "Non-U.S. Holder" is a beneficial owner of a note that is for United States federal income tax purposes:

  •
  an individual who is classified as a nonresident for United States federal income tax purposes;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of any jurisdiction outside the United States; or

  •
  an estate or trust other than those included in the definition of "U.S. Holder."

        "Non-U.S. Holder" does not include a beneficial owner of a note who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for United States federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the United States federal income tax consequences of the sale, exchange or other disposition of a note.

Interest

        Subject to the discussion of backup withholding below, interest paid by us or our paying agent (in its capacity as such) to a Non-U.S. Holder will not be subject to United States federal income or withholding tax, provided that:

  •
  such holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  such holder is not a controlled foreign corporation that is related to us directly or constructively through sufficient stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  we, or our paying agent, receive appropriate documentation establishing that the Non-U.S. Holder is not a United States person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of United States federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

        If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to United States federal income tax on a net income basis at the rates applicable to United States persons generally and will be subject to the discussion of "Market Discount" and "Bond Premium" above (and, with respect to corporate holders, may also be subject to a branch profits tax at a 30% or lower applicable treaty rate). If interest is subject to United States federal income tax on a net income basis in accordance with these rules, such payments will not be subject to United States withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with the appropriate documentation.

Sale or other taxable disposition of the notes

        Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to United States federal income tax, unless such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment).

Information reporting and backup withholding

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S Holder is not a United States person, information returns may be filed with the IRS in connection with the payment of proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or of the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's United States federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

        Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-marketing activities or other trading activities.

        We will not receive any proceeds from any such sale of exchange notes by Participating Broker-Dealers. Exchange notes received by Participating Broker-Dealers for their own account, pursuant to the exchange offer, may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any Participating Broker-Dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any Participating Broker-Dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and download our filings over the Internet from several commercial document retrieval services, as well as at the SEC's website at www.sec.gov. You may also read and copy our SEC filings at the SEC's public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference room and any applicable copy charges.

        In addition, our SEC filings are available on our website at www.gfigroup.com at no cost as soon as reasonably practicable after our electronic filing or furnishing thereof with the SEC. Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found and/or provided at such internet addresses is intended or deemed to be incorporated by reference herein.

        With the exception of the filings specifically incorporated by reference in this prospectus as set forth below, material contained on or accessible through GFI Group Inc.'s website is specifically not incorporated into this prospectus. See "Incorporation of Documents by Reference."

 INCORPORATION OF DOCUMENTS BY REFERENCE

        We are incorporating by reference into this prospectus the following documents listed below and any other filings made by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this exchange offering:

  •
  our 10-K for the fiscal year ended December 31, 2010 (including information specifically incorporated by reference into our 10-K from our definitive proxy statement for our 2011 Annual Meeting of Stockholders), as filed with the SEC on March 16, 2011;

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2011, as filed with the SEC on May 10, 2011 and for the period ended June 30, 2011, as filed with the SEC on August 9, 2011;

  •
  Current Reports on Form 8-K, as filed with the SEC on June 10, 2011, July 22, 2011.

        In addition, all filings made by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement are deemed to be incorporated by reference into this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document subsequently filed with the SEC which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

GFI Group Inc.
55 Water Street
New York, New York 10041
Attention: Investor Relations
212-968-4167

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

GFI GROUP INC.

        All tendered original notes, executed letters of transmittal, and other related documents should be directed to the exchange agent. Requests for assistance and for additional copies of this prospectus, the letter of transmittal and other related documents should be directed to the exchange agent.

EXCHANGE AGENT:

The Bank of New York Mellon Trust Company, N.A.

By Facsimile:

(212) 298-1915

Confirm by telephone:

(212) 815-3687

By Mail, Hand or Courier:

Bank of New York Mellon Corporation
Corporate Trust—Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
Attention: Mr. David Mauer

GFI GROUP INC.

OFFER TO EXCHANGE

Up to $250,000,000 aggregate principal amount at maturity of its 8.375%

Senior Notes due 2018 registered under the Securities Act of 1933 for any and all outstanding 8.375% Senior Notes due 2018

PROSPECTUS

 Dealer Prospectus Delivery Obligations

        Until                        , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        GFI Group Inc. is incorporated under the laws of Delaware. Pursuant to our organizational documents, we provide for indemnification of our directors, officers and those persons serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (an "indemnitee") to the fullest extent permitted under Delaware corporate law; provided, however, that except with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

        Our certificate of incorporation further provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derives an improper personal benefit.

        We also maintain a directors' and officers' insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as such.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of GFI Group Inc. (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on March 31, 2005, File No. 000-51103).
3.1.1	Certificate of Amendment to Certificate of Incorporation. (Filed as Exhibit 3.1.1 to the Company's Annual Report on Form 10-K filed on February 29, 2008, File No. 000-51103).

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws of GFI Group Inc. (Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K filed on March 31, 2005, File No. 000-51103).
4.1
Registration Rights Agreement, dated as of July 19, 2011, by and between GFI Group Inc. and Jefferies & Company, Inc., relating to the GFI Group Inc.'s 8.375% Senior Notes due 2018. (Filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on July 22, 2011).
4.2
Indenture, dated as of July 19, 2011, by and between GFI Group Inc., as Issuer, and The Bank of New York Mellon Trust Company, N. A., as Trustee, relating to the 8.375% Senior Notes due 2018 of GFI Group Inc. (Filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 22, 2011).
4.3	Form of 8.375% Senior Note due 2018. (Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 22, 2011).
4.4	Form of Exchange 8.375% Senior Note due 2018.*
4.5
See Exhibits 3.1., 3.1.1 and 3.2 for provisions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Registrant defining the rights of holders of Common Stock of GFI Group Inc.
4.6	Specimen Stock Certificate (filed as Exhibit 4.2 to Amendment No. 5 to the Company's Registration Statement on Form S-1 filed on January 24, 2005, File No. 333-116517)
5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.*
8.1	Opinion of Willkie Farr & Gallagher LLP with respect to certain tax matters (included as part of its form of opinion filed as Exhibit 5.1 hereto).*
10.1
Second Amended and Restated Credit Agreement, dated December 20, 2010, among GFI Group Inc. and GFI Holdings Limited, as borrowers, subsidiaries of GFI Group Inc. therein, as guarantors, Bank of America, N.A., as administrative agent, Barclays Bank Plc and The Royal Bank of Scotland PLC, as co-syndication agents, the other lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as joint lead arrangers and joint book running managers. (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 22, 2010, File No. 000-51103).
10.2
Second Amended and Restated Domestic Security Agreement, dated December 20, 2010, by GFI Group Inc., GFI Group LLC, GFInet inc., GFI Brokers LLC, Interactive Ventures LLC, Fenics Software Inc. and Amerex Brokers LLC as grantors, in favor of Bank of America, N.A., as administrative agent. (Filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).
10.3
Second Amended and Restated Domestic Pledge Agreement, dated December 20, 2010, by GFI Group Inc., GFI Group LLC, GFInet inc., GFI Brokers LLC, Interactive Ventures LLC and Fenics Software Inc. and Amerex Brokers LLC as pledgors, in favor of Bank of America, N.A., as administrative agent. (Filed as Exhibit 10.3 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).
10.4
Mortgage of Shares, dated December 20, 2010, by GFI Holdings Limited, as chargor, and Bank of America N.A., as administrative agent. (Filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).

Exhibit No.	Description
10.5	Mortgage of Shares, dated December 20, 2010, by GFInet inc., as chargor, and Bank of America N.A., as administrative agent. (Filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).
10.6
Debenture, dated December 20, 2010, by GFI Newgate Limited, as chargor and Bank of America N.A., as administrative agent. (Filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).
10.7
Debenture, dated December 20, 2010, by GFI Markets Limited, as chargor and Bank of America N.A., as administrative agent. (Filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897
10.8
Debenture, dated December 20, 2010, by GFI TP Ltd, as chargor and Bank of America N.A., as administrative agent. (Filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File 001-34897).
10.9
Disability Agreement, dated as of December 30, 2004, between GFI Group Inc. and Michael A. Gooch. (Filed as Exhibit 10.4 to Amendment No. 5 to the Company's Registration Statement on Form S-1 filed on January 24, 2005, File No. 333-116517).
10.10
Employment Agreement, dated as of November 18, 2002, between GFI Group Inc. and James A. Peers. (Filed as Exhibit 10.6 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on September 17, 2004, File No. 333-116517).
10.11	Guardian Trust of GFI Brokers Limited. (Filed as Exhibit 10.10 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on September 17, 2004, File No. 333-116517).
10.12
Employment Agreement, dated as of August 20, 2008, between GFI Group Inc. and Ronald Daniel Levi. (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 22, 2008, File No. 000-51103).
10.13	Employment Agreement, dated March 26, 2007, between GFI Group Inc. and Scott Pintoff. (Filed as Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q filed on May 10, 2007, File No. 000-51103).
10.14
Employment Agreement, dated March 26, 2007, between GFI Group Inc. and J. Christopher Giancarlo. (Filed as Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q filed on May 10, 2007, File No. 000-51103).
10.15	Employment Agreement, dated April 30, 2007, between GFI Group Inc. and Colin Heffron. (Filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on May 2, 2007, File No. 000-51103).
10.16	GFI Group Inc. 2008 Equity Incentive Plan. (Filed as Exhibit 10.22 to the Company's Quarterly Report on Form 10-Q filed on August 8, 2008, File No. 000-51103).
10.17	GFI Group Inc. 2008 Senior Annual Bonus Plan. (Filed as Exhibit 10.23 to the Company's Quarterly Report on Form 10-Q filed on August 8, 2008, File No. 000-51103).
10.18
Amendment No. 1 to Disability Agreement, dated December 31, 2008, between GFI Group Inc. and Michael Gooch. (Filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).
10.19
Amendment No. 1 to Employment Agreement, dated December 24, 2008, between GFI Group Inc. and James Peers. (Filed as Exhibit 10.26 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).

Exhibit No.	Description
10.20	Amendment No. 1 to Employment Agreement, dated December 31, 2008, between GFI Group Inc. and Colin Heffron. (Filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).
10.21
Amendment No. 1 to Employment Agreement, dated December 31, 2008, between GFI Group Inc. and Ronald Levi. (Filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).
10.22
Amendment No. 1 to Employment Agreement, dated December 31, 2008, between GFI Group Inc. and Scott Pintoff. (Filed as Exhibit 10.29 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).
10.23
Amendment No. 1 to Employment Agreement, dated December 5, 2008, between GFI Group Inc. and J. Christopher Giancarlo. (Filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K filed on March 2, 2009, File No. 000-51103).
10.24
Amendment No. 2 to Employment Agreement, dated March 30, 2009, between GFI Group Inc. and Ronald Levi. (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed May 11, 2009, File No. 000-51103).
10.25	First Amendment to the GFI Group Inc. 2008 Equity Incentive Plan. (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on August 10, 2009, File No. 000-51103).
10.26	Second Amendment to the GFI Group Inc. 2008 Equity Incentive Plan. (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 2010, File No. 000-51103).
10.27	Third Amendment to the GFI Group Inc. 2008 Equity Incentive Plan (filed as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 21, 2011, File No. 000-51103).
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.*
15.1	Letter re: Unaudited Interim Financial Information.
21.1	List of GFI Group Inc.'s Subsidiaries. (Filed as Exhibit 21.1 to the Company's Annual Report on Form 10-K filed on March 16, 2011, File No. 001-34897)
23.1	Consent of Deloitte & Touche LLC with respect to the consolidated financial statements of the Company.
23.2	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in 5.1 above).*
24.1	Power of Attorney (included in the signature pages hereto).
25.1	Statement of Eligibility of Trustee.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Guaranteed Delivery.*
99.3	Form of Letter to Clients.*
99.4	Form of Letter to Nominees.*

*
To be filed by amendment.
(b)
Financial Statement Schedules

        All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(C)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (A)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (B)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (C)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (D)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 21st day of October, 2011.

GFI GROUP INC.
By:	/s/ JAMES A. PEERS
Name: James A. Peers
Title: Chief Financial Officer

Power of Attorney

        We, the undersigned officers and directors of GFI Group Inc., do hereby constitute and appoint James A. Peers and Scott Pintoff, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL GOOCH Michael Gooch	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 21, 2011
/s/ JAMES A. PEERS James A. Peers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 21, 2011
/s/ COLIN HEFFRON Colin Heffron	President and Director	October 21, 2011
/s/ MARISA CASSONI Marisa Cassoni	Director	October 21, 2011
/s/ JOHN WARD John Ward	Director	October 21, 2011

Signature	Title	Date

Richard Magee	Director
/s/ FRANK FANZILLI Frank Fanzilli	Director	October 21, 2011